UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
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Soliciting Material under Rule 14a-12

STERICYCLE, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of 2017 Annual Meeting of Stockholders

Wednesday, May 24, 2017

2:00 p.m. Central Daylight Time

Hilton Garden Inn Chicago O’Hare

2930 South River Road

Des Plaines, Illinois 60018

DEAR STOCKHOLDER:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 24, 2017 at 2:00 p.m. Central Daylight Time at the Hilton Garden Inn Chicago O’Hare, 2930 South River Road, Des Plaines, Illinois 60018.

At the Annual Meeting, you will be asked to consider and vote on the following matters:

1.	the election to the Board of Directors (the “Board”) of the 10 nominees for director named in this proxy statement;

2.	an advisory vote to approve executive compensation (the “say-on-pay” vote);

3.	an advisory vote to approve the frequency of the advisory vote to approve executive compensation;

4.	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017;

5.	approval of an amendment to the Company’s Employee Stock Purchase Plan increasing the number of shares available for issuance;

6.	approval of the Stericycle, Inc. 2017 Incentive Stock Plan;

7.	a stockholder proposal entitled “Shareholder Proxy Access Reform”;

8.	a stockholder proposal on the vesting of equity awards upon a change in control; and

9.	any other matter that properly comes before the meeting.

Only stockholders of record at the close of business on the record date of March 31, 2017 are entitled to vote at the Annual Meeting.

Admission to the Annual Meeting requires an admissions card. If you plan to attend the meeting in person, please complete and return the Admission Request Form on the back cover of this proxy statement and an admissions card will be mailed to you. If you are the beneficial owner of shares held in street name, you must also provide confirmation of your stock ownership with your Admission Request Form. All Admission Request Forms must be received by May 17, 2017. An admissions card is not transferable. If you need directions to the meeting, please call Investor Relations at (800) 643-0240 ext. 2012.

For the convenience of our stockholders of record who do not plan to attend the Annual Meeting in person but who want their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided or go to www.proxyvote.com and follow the instructions. If you return your proxy card and later decide to attend the Annual Meeting and then vote in person, your earlier proxy card (or earlier vote by telephone or Internet) will be revoked. Your attendance at the Annual Meeting, by itself, does not revoke an earlier proxy. If for any other reason you want to revoke your proxy, you may do so at any time before your proxy is voted.

For the Board of Directors

Dated: April 14, 2017

Lake Forest, Illinois

Charles A. Alutto	Mark C. Miller
President and Chief Executive Officer	Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the 2017
Annual Meeting of Stockholders to be Held on May 24, 2017

The Proxy Statement, Notice of Annual Meeting and 2016 Annual Report to
Stockholders are available at www.proxyvote.com

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SUMMARY INFORMATION

This summary highlights information contained elsewhere in this proxy statement. It does not contain all information that you should consider, and you should read the entire proxy statement carefully before voting. In this proxy statement, “we,” “us,” “our,” “Stericycle” and the “Company” all refer to Stericycle, Inc.

Annual Meeting of Stockholders

Time and Date:	2:00 p.m. Central Daylight Time on Wednesday, May 24, 2017
Place:	Hilton Garden Inn Chicago O’Hare 2930 South River Road Des Plaines, Illinois 60018
Record Date:	March 31, 2017
Voting:	Stockholders as of the record date are entitled to vote
Attendance:	Admission to the meeting requires an admissions card. Stockholders who wish to attend the meeting in person must complete and return an Admissions Request Form by May 17, 2017 to receive an admissions card
Proxy Materials:	This proxy statement and our annual report to stockholders (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2016) are first being made available to stockholders on or about April 14, 2017

Meeting Agenda and Voting Recommendations

	Board
Agenda Item	Recommendation	Page
Election of 10 directors	FOR each Nominee	12
Advisory vote to approve executive compensation (the “say-on-pay” vote)	FOR	21
Advisory vote to approve the frequency of the advisory vote to approve executive compensation	ONE YEAR	37
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017	FOR	38
Approval of an amendment to the Company’s Employee Stock Purchase Plan increasing the number of shares available for issuance	FOR	40
Approval of the Stericycle, Inc. 2017 Incentive Stock Purchase Plan	FOR	42
Stockholder proposal entitled “Shareholder Proxy Access Reform”	AGAINST	49
Stockholder proposal on the vesting of equity awards upon a change in control	AGAINST	51

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Board Nominees

The following table provides summary information about the nominees for director. Each director is elected by a majority of votes cast.

		Director
Nominee	Age	Since	Principal Occupation	Committees*
Mark C. Miller	61	1992	Chairman of the Board, Stericycle, Inc.	None
Jack W. Schuler	76	1990	Lead Director and former Chairman, Stericycle, Inc.; former president and chief operating officer, Abbott Laboratories; former chairman, Ventana Medical Systems, Inc.; co-founder and partner, Crabtree Partners LLC	None
Charles A. Alutto	51	2012	President and Chief Executive Officer, Stericycle Inc.	None
Brian P. Anderson	66	2017	Former executive vice president of OfficeMax Incorporated	• Audit**
Lynn D. Bleil	53	2015	Former senior partner McKinsey & Company	• Compensation
				• Nominating and Governance (Chair)
Thomas D. Brown	69	2008	Former senior vice president and president of the diagnostics division, Abbott Laboratories	• Compensation** • Nominating and Governance
Thomas F. Chen	67	2014	Former senior vice president and president of international nutrition, Abbott Laboratories	• Audit • Nominating and Governance
Robert S. Murley	67	2017	Senior advisor, Credit Suisse, LLC	• Audit
John Patience	69	1989	Chairman of the board of Accelerate Diagnostics, Inc.; co-founder and partner, Crabtree Partners LLC; former vice chairman, Ventana Medical Systems, Inc.; former partner, McKinsey & Company	• Audit
Mike S. Zafirovski	63	2012	Former director, president and chief executive officer of Nortel Networks Corporation; former director, president and chief operating officer of Motorola, Inc.; former president and chief executive officer of General Electric Lighting	• Compensation • Nominating and Governance

*	William K. Hall and Rodney F. Dammeyer, who are not standing for re-election, are currently the Chairs of the Compensation Committee and Audit Committee, respectively.

**	Effective immediately following the Annual Meeting, Brian P. Anderson and Thomas D. Brown will become the Chairs of the Audit Committee and Compensation Committee, respectively.

Compensation Highlights

Our compensation program is performance-oriented and designed to provide strong incentives to our executive officers to continue to improve our operating performance and thereby create value for all of our stockholders. The following table sets forth the 2016 compensation for each named executive officer as determined under the rules of the U.S. Securities and Exchange Commission (“SEC”). See the notes accompanying the Summary Compensation Table on page 32 for more information.

Named Executive Officer	Salary	Option Awards	Restricted Stock Units	Non-Equity Incentive Plan	All Other Compensation	Total Compensation
Charles A. Alutto	$585,000	$2,136,579	$780,840	$112,978	$2,000	$3,617,397
Joseph B. Arnold	380,000	903,940	330,249	48,925	2,000	1,665,114
Daniel V. Ginnetti	380,000	903,940	330,249	48,925	2,000	1,665,114
Michael J. Collins	370,000	624,539	228,240	38,110	2,000	1,262,889
Brenda R. Frank	325,000	279,402	389,908	31,383	0	1,025,693

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GENERAL INFORMATION

Why Did I Receive This Proxy Statement and Other Materials?

The Board of Directors (the “Board”) of Stericycle, Inc. is soliciting proxies to vote shares of our common stock at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 24, 2017 at 2:00 p.m. Central Daylight Time, at the Hilton Garden Inn Chicago O’Hare, 2930 South River Road, Des Plaines, Illinois 60018.

This proxy statement and our annual report to stockholders (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2016), are first being made available to stockholders on or about April 14, 2017. Although both are made available together, our annual report to stockholders is not part of this proxy statement.

What Will Stockholders Vote on at the Annual Meeting?

Stockholders will vote on following matters at the Annual Meeting:

•	the election to the Board of the 10 nominees for director named in this proxy statement (Item 1);

•	an advisory vote to approve executive compensation (the “say-on-pay” vote) (Item 2);

•	an advisory vote to approve the frequency of the advisory vote to approve executive compensation (Item 3);

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Item 4);

•	approval of an amendment to the Company’s Employee Stock Purchase Plan increasing the number of shares available for issuance (Item 5);

•	approval of the Company’s 2017 Stock Incentive Plan (Item 6);

•	a stockholder proposal entitled “Shareholder Proxy Access Reform” (Item 7);

•	a stockholder proposal on the vesting of equity awards upon a change in control (Item 8); and

•	any other matter that properly comes before the meeting

What Are the Board’s Voting Recommendations?

The Board recommends that you vote your shares:

•	FOR each of the 10 nominees for election to the Board (Item 1);

•	FOR the advisory vote to approve executive compensation (Item 2);

•	ONE YEAR for the frequency of the advisory vote to approve executive compensation (Item 3);

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Item 4);

•	FOR the approval of an amendment to the Company’s Employee Stock Purchase Plan increasing the number of shares available for issuance (Item 5);

•	FOR the approval of the Company’s 2017 Stock Incentive Plan (Item 6);

•	AGAINST the stockholder proposal entitled “Shareholder Proxy Access Reform” (Item 7); and

•	AGAINST the stockholder proposal on the vesting of equity awards upon a change in control (Item 8).

Who May Vote at the Annual Meeting?

Only stockholders of record as of the close of business on March 31, 2017 are entitled to vote at the Annual Meeting. Each outstanding share of common stock as of the record date is entitled to one vote on all matters that come before the meeting. There is no cumulative voting.

As of the close of business on the record date of March 31, 2017, there were 85,261,594 shares of our common stock issued and outstanding.

Why Did I Receive Only a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of Receiving a Full Set of Printed Proxy Materials?

In accordance with the “notice and access” rules of the SEC, we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders, over the Internet, and accordingly, we mailed our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 14, 2017. This Notice contains instructions on how to access our proxy materials over the Internet, how to request a printed or electronic copy of these materials and how to vote by Internet, telephone or mail. The voting facilities over the Internet or by telephone will remain open until 11:59 p.m. Eastern Daylight Time on May 23, 2017.

The Notice is not a proxy card and cannot be used to vote your shares.

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What is the Difference Between a Stockholder of Record and a Beneficial Owner of Shares Held in Street Name?

If your shares are registered directly in your name with our stock registrar and transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record for those shares and have the right to vote those shares directly. You may vote in person at the Annual Meeting or by proxy.

If your shares are held in an account at a brokerage firm, bank or other nominee (for convenient reference, a “broker”), you are considered the beneficial owner of those shares, which are said to be held in “street name,” and the broker is considered the stockholder of record for voting purposes. As the beneficial owner you cannot vote the shares in your account directly, but you have the right to instruct the broker how to vote them.

As a beneficial owner, you are invited to attend the Annual Meeting, but because you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a valid proxy from your broker.

See “How Can I Attend the Annual Meeting?” below for further information and instructions on how to obtain an admissions card to attend the Annual Meeting.

If I Am a Stockholder of Record, How Do I Vote?

You may vote in several ways. You may vote in person at the Annual Meeting, or you may vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

In addition, if you request copies of our proxy materials in printed form, you may vote by completing and signing the proxy card included in the materials and returning it in the postage-paid envelope provided.

If I Am a Beneficial Owner of Shares Held in Street Name, How Do I Instruct My Broker How to Vote?

If you are a beneficial owner of our common stock, the Notice was forwarded to you by your broker. You may instruct your broker how to vote over the Internet or by telephone by following the instructions provided by your broker.

In addition, if you request copies of our proxy materials in printed form, you may instruct your broker how to vote by completing and signing the voting instruction card included in the materials and returning it in the postage-paid envelope provided.

What Happens If I am a Stockholder of Record and Sign and Return the Proxy Card but Do Not Make Any Voting Choices?

The proxy holders (the persons named as proxies) will vote your shares in accordance with the Board’s voting recommendations for Items 1-8 described in this proxy statement. See “What are the Board’s voting recommendations?” above.

We do not expect that any other matters will properly come before the Annual Meeting. If, however, any other matters do come before the meeting, the proxy holders will vote your shares in accordance with their judgment.

What Happens If I Am a Beneficial Owner of Shares Held in Street Name and Do Not Give Voting Instructions to My Broker?

Under the stock exchange and other rules governing brokers who are voting shares held in street name, brokers have authority to vote those shares at their discretion on “routine” matters but may not vote those shares on “non-routine” matters. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Item 4) is considered a routine matter under the relevant rules. All of the other items to be voted on (Items 1, 2, 3, 5, 6, 7 and 8) are considered non-routine matters.

A “broker non-vote” occurs when your broker returns a proxy card for your shares held in street name but does not vote on a particular matter because (i) the broker has not received voting instructions from you and (ii) the broker does not have authority to vote on the matter without instructions because the matter is of a non-routine nature. Broker non-votes will not have any effect on the result of the vote when they occur. There will be not be any broker non-votes on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Item 4), because brokers will have discretionary authority to vote on this matter.

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What Is the Quorum Required for the Annual Meeting?

Holders of a majority of our outstanding shares entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the Annual Meeting.

If you are a stockholder of record and vote your shares by proxy, your shares will be counted for purposes of determining whether a quorum is present even if your voting choice is to abstain. Similarly, if you are a beneficial owner of shares held in street name and do not give voting instructions to your broker, your shares will be counted for purposes of determining whether a quorum is present if your broker votes your shares on any routine matter.

What Are My Choices in Voting on the Matters to Be Voted on at the Annual Meeting?

On Item 1 (the election of directors), you may vote “For” or “Against” each individual nominee or “Abstain” from voting on the nominee’s election.

On Item 2 (the say-on-pay vote), Item 4 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017), Item 5 (approval of an amendment to the Company’s Employee Stock Purchase Plan increasing the number of shares available for issuance), Item 6 (approval of the Stericycle, Inc. 2017 Incentive Stock Plan), Item 7 (stockholder proposal entitled “Shareholder Proxy Access Reform”) and Item 8 (stockholder proposal on the vesting of equity awards upon a change in control ), you may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

On Item 3 (the advisory vote to approve the frequency of the advisory vote to approve executive compensation), you may vote for a frequency of “One Year,” “Two Years,” “Three Years” or may “Abstain” from voting on your desired frequency of the say-on-pay vote.

What Are the Voting Requirements to Approve the Matters to Be Voted on at the Annual Meeting?

•	Item 1 (election of directors): Each nominee for election as a director must receive more “For” votes than “Against” votes in order to be elected as a director. Abstentions and broker non-votes will not have any effect on the result of the vote.

•	Item 2 (the say-on-pay vote): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

•	Item 3 (the advisory vote to approve the frequency of the advisory vote to approve executive compensation): The determination as to whether the say-on-pay vote shall occur every one, two or three years will be decided by a plurality of the votes cast among the three alternatives. This means that the alternative receiving the most votes will be considered to be the expressed preference of the stockholders, even if those votes do not constitute a majority of the shares of stock entitled to vote on the matter present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this vote.

•	Item 4 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Brokers will have discretionary authority to vote on Item 4, and therefore, there will not be any broker non-votes on this matter.

•	Item 5 (approval of an amendment to the Company’s Employee Stock Purchase Plan increasing the number of shares available for issuance): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

•	Item 6 (approval of the Stericycle, Inc. 2017 Incentive Stock Plan): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

•	Item 7 (stockholder proposal entitled “Shareholder Proxy Access Reform”): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

•	Item 8 (stockholder proposal on the vesting of equity awards upon a change in control): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “Against.” Broker non-votes will not have any effect on the result of the vote.

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Can I Change My Vote After I Have Voted?

If you are a stockholder of record, you may change your vote by voting again over the Internet or by telephone (before those voting facilities are closed at 11:59 p.m. Eastern Daylight Time on May 23, 2017) or by returning a new, properly completed proxy card bearing a later date than the date of your original proxy card. In addition, you may revoke your proxy by attending the Annual Meeting in person and requesting to vote. Attendance at the meeting in person will not, by itself, revoke your proxy. You may also revoke your proxy any time before the final vote at the Annual Meeting by filing a signed notice of revocation with the Secretary of the Company at 28161 North Keith Drive, Lake Forest, Illinois 60045.

If you are a beneficial owner of shares held in street name, you may revoke your proxy by following the instructions provided by your broker.

How Can I Find Out the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a current report on Form 8-K which we will file with the SEC within four business days following the Annual Meeting.

Who Is Paying for the Cost of This Proxy Solicitation?

We will bear the cost of this proxy solicitation. Some of our officers and employees may solicit proxies by personal conversations, telephone, regular mail or email, but they will not receive any additional compensation for doing so. We will reimburse brokers and others for their reasonable charges and expenses in forwarding our proxy materials to stockholders who are beneficial owners of shares of our common stock.

Multiple Individuals Residing in My Home Are Beneficial Owners of Stericycle Common Stock. Why Did We Receive Only One Mailing?

We are sending only one envelope with multiple Notices to you if you share a single address with another stockholder, unless we have received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. We will promptly deliver a separate Notice to you upon written or verbal request. If you wish to receive duplicate mailings in the future, you may contact Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. If you currently receive multiple Notices, you can request householding by contacting our Investor Relations as described above. If you own your shares through a broker, you can request householding by contacting the holder of record.

How Can I Attend the Annual Meeting?

We encourage our stockholders to attend the Annual Meeting. Admission to the meeting requires an admissions card. If you plan to attend the meeting in person, please complete and return the Admission Request Form on the back cover of this proxy statement and an admissions card will be mailed to you. If you are the beneficial owner of shares held in street name, you must also provide confirmation of your stock ownership with your Admission Request Form (for example, by providing a copy of a brokerage firm statement).

All Admission Request Forms must be received by May 17, 2017. An admissions card is not transferable and will admit only the stockholder or stockholders to whom it was issued. If you need directions to the meeting, please call Investor Relations at (800) 643-0240 ext. 2012.

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STOCK OWNERSHIP

Stock Ownership by Directors and Officers

The following table provides information about the beneficial ownership of shares of our common stock as of March 31, 2017 by (1) each of our directors (2) each of our named executive officers listed in the Summary Compensation Table on page 32 and (3) all of our directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership	(1)	Percent of Class (2)
Directors
Mark C. Miller	1,134,314		1.3%
Jack W. Schuler(3)	702,920		*
Charles A. Alutto(4)	388,242		*
John Patience(5)	204,518		*
Thomas D. Brown	61,489		*
Rod F. Dammeyer(6)	42,409		*
William K. Hall	36,472		*
Mike S. Zafirovski	30,306		*
Thomas F. Chen	18,234		*
Lynn D. Bleil	11,796		*
Brian P. Anderson	1,629		*
Robert S. Murley	1,629		*
Named Executive Officers
Michael J. Collins	147,895		*
Daniel V. Ginnetti	99,020		*
Joseph B. Arnold(7)	95,871		*
Brenda R. Frank	4,340
All directors and executive officers as a group (16 persons)	2,981,084		3.5%
*	Less than 1%.
(1)	This column includes shares of common stock issuable upon the exercise of stock options exercisable as of or within 60 days after March 31, 2017. These shares are held as follows: Mr. Miller, 948,662 shares; Mr. Schuler, 30,813 shares; Mr. Alutto, 386,242 shares; Mr. Patience, 54,384 shares; Mr. Brown, 61,489 shares; Mr. Dammeyer, 33,279 shares; Mr. Hall, 27,472 shares; Mr. Zafirovski, 30,306 shares; Mr. Chen, 18,234 shares; Ms. Bleil, 11,796; Mr. Anderson, 1,629 shares; Mr. Murley, 1,629 shares; Mr. Collins, 138,591 shares; Mr. Ginnetti, 94,967 shares; Mr. Arnold, 94,849 shares; and Ms. Frank, 4,157 shares.
This column also includes Restricted Stock Units (“RSUs”) released in 2017 as follows: Mr. Alutto, 1,405 shares; Mr. Arnold, 3,094 shares; Mr. Collins, 410 shares; Ms. Frank, 183 shares; Mr. Ginnetti, 3,094 shares; and Mr. Miller, 270 shares.
(2)	Shares of common stock issuable under a stock option exercisable as of or within 60 days after March 31, 2017 are considered outstanding for purposes of computing the percentage of the person holding the option but are not considered outstanding for purposes of computing the percentage of any other person.
(3)	The shares shown as beneficially owned by Mr. Schuler include 27,120 shares owned by trusts for his benefit and 29,340 shares owned by his wife, regarding the latter of which Mr. Schuler disclaims any beneficial ownership.
(4)	Mr. Alutto is also a named executive officer as our President and Chief Executive Officer.
(5)	The shares shown as beneficially owned by Mr. Patience include 1,000 shares owned by his wife, regarding which Mr. Patience disclaims any beneficial ownership.
(6)	The shares shown as beneficially owned by Mr. Dammeyer include 9,130 shares owned by a trust for his benefit, regarding which Mr. Dammeyer disclaims any beneficial ownership.
(7)	The shares shown as beneficially owned by Mr. Arnold include 15 shares owned by his son, regarding which Mr. Arnold disclaims any beneficial ownership.

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Stock Ownership of Certain Stockholders

The following table provides information about the beneficial ownership of our common stock by each person who was known to us to be the beneficial owner as of the record date (March 31, 2017) of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,843,149	9.2%
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, Maryland 21202	6,824,010	8.0%
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	5,936,937	6.9%
(1)	The shares shown as beneficially owned are derived from the Schedule 13G/A (Amendment No. 6) that The Vanguard Group, Inc. filed with the SEC on February 10, 2017. The Schedule 13G indicates that The Vanguard Group, Inc. had sole voting power over 131,854 shares, shared voting power over 14,089 shares, sole dispositive power over 7,700,586 shares and shared dispositive power over 142,563 shares.
(2)	The shares shown as beneficially owned are derived from the Schedule 13G that T. Rowe Price Associates, Inc. filed with the SEC on February 7, 2017. The Schedule 13G indicates that T. Rowe Price Associates, Inc. had sole voting power over 2,420,236 shares and sole dispositive power over 6,811,794 shares.
(3)	The shares shown as beneficially owned are derived from the Schedule 13G/A (Amendment No. 3) that BlackRock, Inc. filed with the SEC on January 27, 2017. The Schedule 13G indicates that Blackrock, Inc. had sole voting power over 5,231,205 shares and sole dispositive power over 5,936,937 shares.

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ITEM 1	Election of Directors

Our Board is currently composed of 12 directors. With the exception of Mark C. Miller, our Chairman of the Board, and Charles A. Alutto, our President and Chief Executive Officer, all of our directors are outside directors (i.e., directors who are neither officers nor employees of ours). Mr. Miller transitioned from the role of Executive Chairman of the Board to Chairman of the Board immediately following our 2016 Annual Meeting of Stockholders. Although Mr. Miller is no longer an officer of the Company, he continues to be an employee of the Company and therefore is not an outside director. The Board has determined that all of our outside directors are independent under the applicable listing standards of the NASDAQ Global Select Market (“NASDAQ”).

Each director elected at the Annual Meeting will hold office until our 2018 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

Voting in Uncontested Director Elections

Under our bylaws, a nominee for election as a director must receive a majority of the votes cast in order to be elected as a director in an uncontested election (an election in which the number of nominees for election is the same as the number of directors to be elected). In other words, the nominee must receive more “for” votes than “against” votes, with abstentions and broker non-votes not having any effect on the voting.

If a nominee for election as a director is an incumbent director and the nominee is not re-elected, Delaware law provides that the director continues to serve as a “holdover” director until his successor is elected and qualified or until he resigns. Under our bylaws, an incumbent director who is not re-elected is required to tender his resignation as a director. Our Nominating and Governance Committee will review the circumstances and recommend to the Board whether to accept or reject the director’s resignation or take any other action. The Board is required to act on this recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date that the election results are certified.

Changes to Our Board of Directors

Messrs. Dammeyer and Hall will not be standing for re-election at the Annual Meeting. The Company thanks Messrs. Dammeyer and Hall for their many years of distinguished service to the Company. As previously disclosed Messrs. Anderson and Murley joined our Board in January 2017 and will be standing for election at the Annual Meeting. Messrs. Anderson and Murley were first identified as candidates for directors by certain members of our outside directors. Should all director nominees be elected to the Board at the Annual Meeting, the number of directors constituting the Board will be decreased from 12 to 10 directors.

Nominees for Director

The following table provides information about the nominees for election as directors.

Nominee	Position with the Company	Age
Mark C. Miller	Chairman of the Board of Directors	61
Jack W. Schuler	Lead Director	76
Charles A. Alutto	President, Chief Executive Officer, Director	51
Brian P. Anderson	Director	66
Lynn D. Bleil	Director	53
Thomas D. Brown	Director	69
Thomas F. Chen	Director	67
Robert S. Murley	Director	67
John Patience	Director	69
Mike S. Zafirovski	Director	63

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MARK C. MILLER

Director Since May 1992

Age 61

Mark C. Miller has served as our Chairman since May 2016 and prior to that he was our Executive Chairman since January 2013. Mr. Miller has been a director since May 1992. He became our Chief Executive Officer in May 1992 and Chairman of the Board of Directors in August 2008, and served in each of those roles until January 2013. From May 1989 until joining us, Mr. Miller served as vice president for the Pacific, Asia and Africa in the international division of Abbott Laboratories, a diversified health care company, which he joined in 1976 and where he held a number of management and marketing positions. Mr. Miller serves as a director of Accelerate Diagnostics, Inc., a developer of automated diagnostics systems, and formerly served as a director of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

JACK W. SCHULER

Director Since January 1990

Age 76

Jack W. Schuler has served as the Lead Director of our Board of Directors since August 2008 and served as our Chairman of the Board from January 1990 until becoming Lead Director. From January 1987 to August 1989 he served as president and chief operating officer of Abbott Laboratories, where he also served as a director from April 1985 to August 1989. Mr. Schuler serves as a director of Quidel Corporation, a developer and manufacturer of point-of-care diagnostic tests, and Accelerate Diagnostics, Inc., a developer of automated diagnostics systems, and formerly served as chairman of the board of directors of Ventana Medical Systems, Inc., and as a director of Medtronic, Inc., Amgen Incorporated, Chiron Corporation, Elan Corporation, plc, Hansen Medical, Inc., and ICOS Corporation. He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, and is a former trustee of Carleton College. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and an M.B.A. degree from the Stanford University Graduate School of Business Administration.

CHARLES A. ALUTTO

Director Since November 2012

Age 51

Charles A. Alutto has served as our President and Chief Executive Officer since January 2013 and as a director since November 2012. He joined us in May 1997 following our acquisition of the company where he was then employed. He became an executive officer in February 2011 and served as President, Stericycle USA. He previously held various management positions with us, including vice president and managing director of SRCL Europe and corporate vice president of our large quantity generator business unit. Mr. Alutto received a B.S. degree in finance from Providence College and an M.B.A. degree in finance from St. John’s University.

BRIAN P. ANDERSON

Director Since January 2017

Age 66

Brian P. Anderson has served as a director since January 2017. Mr. Anderson served Senior Vice-President and Chief Financial Officer of OfficeMax Incorporated from 2004 to 2005 and as Senior Vice President and Chief Financial Officer of Baxter International from 1997 to 2004. He joined Baxter in 1991, as Vice President, Corporate Audit, became Corporate Controller in 1993 and then Vice President, Finance in 1997. Before joining Baxter, he spent 15 years with Deloitte Consulting LLP in the Chicago office and the Washington, D.C. office as an Audit Partner. He is a member of the Board of Directors of W. W. Grainger, Inc., PulteGroup, Inc., James Hardie Industries plc, and The Nemours Foundation. He currently serves as Chairman of The Nemours Foundation, Chairman of the Audit Committees of James Hardie Industries plc and PulteGroup, and is the former Lead Director and Audit Committee Chairman of W. W. Grainger, Inc. Mr. Anderson was recently elected to The Governing Board of the Center for Audit Quality and served on the Board of A.M. Castle & Co. from 2005 to 2016, as Audit Committee Chairman (2005-2010) and Chairman of the Board 2010-2016.

LYNN D. BLEIL

Director Since May 2015

Age 53

Lynn D. Bleil has served as a director since May 2015. Ms. Bleil was the leader of the West Coast Healthcare Practice of McKinsey & Company, a management consulting firm. Ms. Bleil was also a leader of McKinsey’s worldwide Healthcare Practice. She retired in November 2013 as a Senior Partner (Director) in the Southern California Office of McKinsey. During her more than 25 years with McKinsey, she worked exclusively within the healthcare sector, advising senior management and boards of leading companies on corporate and business unit strategy, mergers and acquisitions and integration, marketing and sales, public policy and organization. Ms. Bleil also serves as a director of DST Systems, Inc., a financial and health services information technology company, Sonova Holdins AG, a global leader in hearing aids and cochlear implants, and Intermountain Healthcare’s Park City Medical Center, a non-profit healthcare organization. Ms.  Bleil holds a B.S.E. degree in Chemical Engineering from Princeton University and an M.B.A. degree from the Stanford Graduate School of Business.

THOMAS D. BROWN

Director Since May 2008

Age 69

Thomas D. Brown has served as a director since May 2008. From 1974 until his retirement in 2002, Mr. Brown held various sales, marketing and management positions at Abbott Laboratories, where he served as a senior vice president and president of the diagnostics division from 1998 to 2002 and as corporate vice president for worldwide commercial operations from 1993 to 1998. He is a director of Quidel Corporation and Accelerate Diagnostics, Inc., and formerly served as a director of Ventana Medical Systems, Inc. and Cepheid Inc. Mr. Brown received a B.A. degree from the State University of New York at Buffalo.

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THOMAS F. CHEN

Director Since May 2014

Age 67

Thomas F. Chen has served as a director since May 2014. Mr.  Chen served as senior vice president and president of international nutrition of Abbott Laboratories before retiring in 2010. During his 22-year career at Abbott, Mr. Chen served in a number of roles with expanded responsibilities, primarily in Pacific/Asia/Africa where he oversaw expansion into a number of emerging markets. Prior to Abbott, he held several management positions at American Cyanamid Company, which later merged with Pfizer. He is a director of Baxter International Inc. and formerly served as a director of Cyanotech Corporation. Mr. Chen received a Bachelor’s degree in International Business from National Cheng Chi University in Taipei, Taiwan, and an M.B.A. degree from Indiana University.

ROBERT S. MURLEY

Director Since January 2017

Age 67

Robert S. Murley has served as a director since January 2017. Mr. Murley is a Senior Adviser to Credit Suisse, LLC, a financial services company. From 1975 to April 2012, Mr. Murley was employed by Credit Suisse, LLC and its predecessors. In 2005, he was appointed Chairman of Investment Banking in the Americas. Prior to that time, Mr. Murley headed the Global Industrial and Services Group within the Investment Banking Division, as well as the Chicago investment banking office. He was named a Managing Director in 1984 and appointed a Vice Chairman in 1998. Mr. Murley is a member of the board of directors of Health Insurance Innovations Inc., of privately held Brown Advisory Incorporated, and of the board of advisors of Harbour Group. He was formerly on the board of directors of Stone Energy Corporation and Apollo Education Group, Inc. Mr. Murley is an Emeritus Charter Trustee of Princeton University, a Trustee and the former Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, is Vice Chairman of the Board of the Ann & Robert Lurie Children’s Hospital of Chicago and Chair of the Board of the Lurie Children’s Foundation, is a Trustee of the Museum of Science & Industry in Chicago, Illinois, is Chairman of the Board of the UCLA Anderson Board of Advisors. Mr. Murley holds a Bachelor of Arts from Princeton University, a Master of Business Administration from the UCLA Anderson School of Management, and a Master of Science from the London School of Economics and Political Science.

JOHN PATIENCE

Director Since March 1989

Age 69

John Patience has served as a director since our incorporation in March 1989. He is a co-founder and partner of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. He is currently the chairman of the board and a director of Accelerate Diagnostics, Inc., a developer of automated diagnostics systems. He formerly served as a director and vice chairman of the board of directors of Ventana Medical Systems, Inc., a public company prior to its being acquired in February 2008. From January 1988 to March 1995, he was a general partner in a venture capital firm which he co-founded and which led our pre-IPO funding. He was previously a partner in the consulting firm of McKinsey & Company, specializing in health care. Mr. Patience received B.A. and LL.B. degrees from the University of Sydney in Sydney, Australia, and an M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

MIKE S. ZAFIROVSKI

Director Since November 2012

Age 63

Mike S. Zafirovski has served as a director since November 2012. Mr. Zafirovski is the founder and president of The Zaf Group LLC, a management consulting and investment firm established in November 2012. Mr. Zafirovski has also served as an executive advisor to The Blackstone Group, a private investment banking company, since October 2011. From November 2005 to August 2009, Mr. Zafirovski served as the president and chief executive officer and a director of Nortel Networks Corporation. Prior to that, he was the president and chief operating officer and a director of Motorola, Inc. from July 2002 to January 2005, and remained a consultant to and a director of Motorola until May 2005. He served as executive vice president and president of the personal communications sector of Motorola from June 2000 to July 2002. Prior to joining Motorola, Mr. Zafirovski spent nearly 25 years with General Electric Company, where he served in management positions, including 13 years as president and chief executive officer of five businesses in the consumer, industrial and financial services areas, his most recent being president and chief executive officer of GE Lighting from July 1999 to May 2000. Mr. Zafirovski also serves as a director of The Boeing Company and two private companies (Apria Healthcare Group Inc. and non-executive chairman of the board for DJO Global, Inc.). He received a B.A. degree in mathematics from Edinboro University in Pennsylvania.

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Director Qualifications

We believe that our 10 director nominees possess the experience, qualifications and skills that warrant their election as directors. Our directors have in common, among other qualities, a breadth of business experience, seasoned judgment and an insistence on looking beyond the next quarter or the next year in directing and supporting our management. From their service on the boards of other public and private companies, our directors also bring to us the insights that they gain from the operating policies, governance structures and growth dynamics of these other companies.

Our directors individually bring to the Board a wide range of experience, backgrounds and knowledge. Among other things that each of our directors brings: Mr. Miller brings a wealth of knowledge of our industry; Mr. Schuler brings experience managing the operations of a multinational healthcare company and knowledge of the dynamics of the healthcare industry; Mr. Alutto brings experience in sales and marketing, operations, and general management of our industry; Mr. Anderson brings financial experience from both healthcare and business products; Ms. Bleil brings significant expertise in the healthcare industry; Mr. Brown brings experience managing the operations of a multinational diagnostics business; Mr. Chen brings experience in managing and expanding the operations of a multinational nutrition business in Asia and emerging markets; Mr. Murley brings experience from the investment securities industry; Mr. Patience brings experience with public and private healthcare companies; and Mr. Zafirovski brings experience managing the operations of multinational communications and technology companies.

When the Board elected Mr. Zafirovski as a director in November 2012, it was aware that Nortel Networks Corporation had filed for bankruptcy protection in January 2009 while Mr. Zafirovski was serving as its president and chief executive officer and a director. The Board concluded that this event did not impair Mr. Zafirovski’s ability to serve as one of the Company’s directors.

Committees of the Board

Our Board of Directors has three standing committees: Compensation, Audit, and Nominating and Governance Committees. All of the members of each committee are outside directors who are independent under the applicable NASDAQ listing standards.

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning the base salaries and cash bonuses of our executive officers and reviews our employee compensation policies generally. The committee also administers our stock option plans as they apply to our executive officers. In addition, the committee periodically reviews our compensation practices to evaluate whether they pose enterprise or other risks to us.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, the qualifications and experience of our independent accountants, the performance of our internal audit function and our independent accountants, and our compliance with legal and regulatory requirements.

The Audit Committee reviews our risk management policies and practices and reports any significant issues to the Board. Matters of risk management are brought to the committee’s attention by our Executive Vice President and Chief Financial Officer, our Executive Vice President and General Counsel or by our principal internal auditor who focuses on potential weaknesses that could result in a failure of an internal control process. Our management reviews and reports on potential areas of risk at the committee’s request or at the request of other members of the Board.

Nominating and Governance Committee

The Nominating and Governance Committee identifies and evaluates possible nominees for election to the Board of Directors and recommends to the Board a slate of nominees for election at the annual meeting of stockholders. The committee also recommends to the Board director assignments to the Board’s committees. In addition, the committee develops, recommends to the Board and oversees the implementation of our corporate governance policies and practices.

The Nominating and Governance Committee considers a variety of factors in evaluating a candidate for selection as a nominee for election as a director. These factors include the candidate’s personal qualities, with a particular emphasis on probity, independence of judgment and analytical skills, and the candidate’s professional experience, educational background, knowledge of our business and healthcare services generally and experience serving on the boards of other public companies. In evaluating a

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candidate’s qualification for election to the Board, the committee also considers whether and how the candidate would contribute to the Board’s diversity, which we define broadly to include gender and ethnicity as well as background, experience and other individual qualities and attributes. The committee has not established any minimum qualifications that a candidate must possess. In determining whether to recommend an incumbent director for re-election, the committee also considers the director’s preparation for and participation in meetings of the Board of Directors and the committee or committees of the Board on which the director serves.

In identifying potential candidates for selection in the future as nominees for election as directors, the Nominating and Governance Committee relies on suggestions and recommendations from the other directors, management, stockholders and others and, when appropriate, may retain a search firm for assistance. The committee will consider candidates proposed by stockholders and will evaluate any candidate proposed by a stockholder on the same basis that it evaluates any other candidate. Any stockholder who wants to propose a candidate should submit a written recommendation to the committee indicating the candidate’s qualifications and other relevant biographical information and providing preliminary confirmation that the candidate would be willing to serve as a director. Any such recommendation should be addressed to the Board of Directors, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

In addition to recommending director candidates to the Nominating and Governance Committee, stockholders may also, pursuant to procedures established in our bylaws, directly nominate one or more director candidates to stand for election at an annual meeting of stockholders. A stockholder wishing to make such a nomination must deliver written notice of the nomination to the secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or after the first anniversary, the stockholder’s notice must be received no more than 120 days prior to such annual meeting nor less than the later of (x) 90 days prior to such annual meeting and (y) the close of business on the 10th day following the date on which notice or public disclosure of the date of the meeting was first given or made.

Stockholders may also submit director nominees to the Board to be included in our annual proxy statement, known as “proxy access.” Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first mailed its proxy materials for the annual meeting of the previous year.

Committee Charters

The charters of the Compensation, Audit, and Nominating and Governance Committees are available on our investor relations website, http://investors.stericycle.com.

Committee Members and Meetings

The following table provides information about the current membership of the committees of the Board of Directors.

Director	Compensation Committee	Audit Committee	Nominating and Governance Committee
Mark C. Miller
Jack W. Schuler
Charles A. Alutto
Brian P. Anderson(1)		*
Lynn D. Bleil
Thomas D. Brown	*
Thomas F. Chen
Rod F. Dammeyer(1)
William K. Hall
Robert S. Murley
John Patience
Mike S. Zafirovski

Member
Committee Chair
*	Will become the Committee Chair effective immediately following the Annual Meeting
(1)	The Board of Directors has determined that Mr. Anderson, the intended Chairman of the Audit Committee following the Annual Meeting, and Mr. Dammeyer, the current Chairman of the Audit Committee, are “audit committee financial experts” as defined in the applicable SEC rules.

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Our Board of Directors held four meetings in person during 2016 and acted without a formal meeting on a number of occasions by the unanimous written consent of the directors. The Audit Committee held 17 meetings during the year. The Compensation Committee held 12 meetings during the year. The Nominating and Governance Committee held five meetings during the year. Each director attended at least 80% of the aggregate of the total number of Board meetings and the total number of meetings of all Board committees on which he or she served during his or her term of service.

We encourage our directors to attend the annual meeting of stockholders. With the exception of Mr. Anderson and Mr. Murley who were not yet appointed to the Board at the time, each of the director nominees attended the 2016 Annual Meeting of Stockholders, and we anticipate that all of our directors will attend this year’s Annual Meeting.

Lead Director

Our bylaws require the Board of Directors to appoint one of our outside directors as the Lead Director if and when our president and chief executive, or any other officer or employee, is serving as the Chairman of the Board. The Lead Director is required to be independent under the NASDAQ listing standards, and serves at the Board’s pleasure until the next election of directors by the stockholders. Although Mr. Miller is no longer an officer of the Company, he is not independent under the applicable NASDAQ listing standards and therefore Mr. Schuler has continued as our Lead Director.

Working with the Chairman of the Board, the Lead Director is responsible for coordinating the scheduling and agenda of Board meetings and the preparation and distribution of agenda materials. The Lead Director presides when the Board meets in executive session or in the absence of the Chairman of the Board and may call special meetings of the Board when he considers appropriate. In general, the Lead Director oversees the scope, quality and timeliness of the flow of information from our management to the Board and serves as an independent point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board.

In August 2008, our Chairman of the Board, Jack W. Schuler, resigned as Chairman after serving for more than 18 years, and our Board appointed Mr. Schuler as our Lead Director, and he still serves in this position. Also in August 2008, the Board appointed our then President and Chief Executive Officer, Mark C. Miller, who had served in these positions for more than 16 years, to the additional position of Chairman of the Board. Effective January 2013, Charles A. Alutto became our President and Chief Executive Officer and Mr. Miller assumed the position of Executive Chairman of the Board, which he held until May 2016 when he transitioned in to the role of Chairman of the Board. At this time, the Board believes that the Chairman, together with the Lead Director, serve the Company well. The combined experience and knowledge of Messrs. Alutto, Miller and Schuler in their respective roles of Chief Executive Officer, Chairman and Lead Director provide the Board and the Company with continuity of leadership that has enabled the Company’s success with sufficient independent oversight of the Board through our Lead Director.

Corporate Governance

Executive Sessions of the Board

Our Board of Directors excuses Mr. Alutto, our President and Chief Executive Officer, as well as any of our other executive officers who may be present by invitation, from a portion of each meeting of the Board in order to allow the Board, with our Lead Director presiding, to review Mr. Alutto’s performance as President and Chief Executive Officer and to enable each director to raise any matter of interest or concern without the presence of management.

Board Evaluation

Our directors annually review the performance of the Board of Directors and its committees and the performance of their fellow directors by completing confidential evaluation forms that are returned to Mr. Schuler as the Chairman of the Nominating and Governance Committee. At a subsequent meeting of the Board, Mr. Schuler leads a discussion with the full Board of any issues and suggestions for improvement identified in his review of these evaluation forms.

Policy on Related Party Transactions

The Board of Directors has adopted a written policy requiring certain transactions with related parties to be approved in advance by the Audit Committee. For purposes of this policy, a related party includes any director or executive officer or an immediate family member of any director or executive officer. The transactions subject to review include any transaction, arrangement or relationship (or

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any series of similar transactions, arrangements and relationships) in which (i) we or one of our subsidiaries will be a participant, (ii) the aggregate amount involved exceeds $100,000 and (iii) a related party will have a direct or indirect interest. In reviewing proposed transactions with related parties, the Audit Committee considers the benefits to us of the proposed transaction, the potential effect of the proposed transaction on the director’s independence (if the related party is a director), and the terms of the proposed transaction and whether those terms are comparable to the terms available to an unrelated third party or to employees generally. There were no such transactions since January 1, 2016 that required the Audit Committee’s approval.

Succession Planning

The Board of Directors annually reviews and approves our succession planning for our Chief Executive Officer, our other executive officers and a number of other officers.

Risk Oversight

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s responses to those risks. During these discussions, the Chief Executive Officer, Chief Financial Officer, General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. In addition, the Board conducts an annual, in-depth review of the Company’s business, which includes detailed analysis and consideration of strategic, operational, financial, competitive, compliance and compensation risk areas.

Each Board committee addresses relevant risk topics as part of its committee responsibilities. The committees oversee the Company’s risk profile and exposures relating to matters within the scope of their authority and provide periodic reports to the full Board about their deliberations and recommendations. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and its overall compensation philosophy.

Responsibility for risk management flows to individuals and entities throughout our Company as described above, including our Board, Board committees and senior management. We believe our culture has facilitated, and will continue to facilitate, effective risk management across the Company.

Required Resignation on Change in Job Responsibilities

The Board of Directors has adopted a policy that a director must tender his resignation if the director’s principal occupation or business association changes substantially from the position that he held when originally elected to the Board. The Nominating and Governance Committee will then review the circumstances of the director’s new position or retirement and recommend to the full Board whether to accept or reject the director’s resignation in light of the contribution that he can be expected to continue to make to the Board.

Anti-Hedging and Anti-Pledging Policy

Our directors, executive officers and other designated employees are prohibited from engaging in certain transactions in respect of our common stock including hedging transactions, derivative transactions and short sales. In addition, these persons are prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan.

Clawback Policy

In order to encourage sound financial reporting and enhance individual accountability, we have adopted a clawback policy that allows us to recover from our executive officers certain performance-based compensation in the event of certain accounting restatements. If we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will seek to recover from a covered officer certain performance-based compensation if the covered officer is determined to have engaged in fraud or intentional misconduct that materially contributed to the need for the restatement or if otherwise required by applicable SEC or NASDAQ rules.

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Communications with the Board

Stockholders and other interested parties who would like to communicate with the Board may do so by writing to the Board of Directors, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. Our Investor Relations department will process all communications received. Communications relating to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board and, at his direction, to the other directors. Communications relating to ordinary day-to-day business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer or executive. Communications addressed to the Lead Director will be forwarded to him and, at his direction, to the other directors, and communications addressed to a particular committee of the Board will be forwarded to the chair of that committee and, at his direction, to the other members of the committee.

Director Compensation

Compensation in 2016

In February 2016, the Board modified our Outside Directors Compensation Plan to align the compensation of our outside directors with the changes made to the compensation of our executive officers and with the market generally. Our goal in making such changes was to provide compensation that aligned with the median compensation awarded by our peers to ensure we can continue to attract and retain a high caliber board of outside directors. These changes became effective in 2017 and are described below under “Compensation Plan for 2017 and 2018”.

Each director’s compensation for 2016 was $125,000 (the “annual retainer”) which was paid primarily in stock options. Directors who had already satisfied our stock ownership guidelines could elect to receive full or partial payment of the annual retainer in cash. One director chose to receive the retainer in cash which was paid in twelve equal monthly installments. All other directors received their annual retainer in two pieces: (i) a stock option reflecting the conversion of 75%, or $93,750, of the annual retainer, and (ii) a time-based RSU award reflecting the conversion of the remaining 25%, or $31,250. Directors have received new option and RSU awards each year when elected, or reelected, at the annual meeting of stockholders, including the annual meeting held in 2016. The 2016 awards vest on May 25, 2017, the first anniversary of the grant date.

Mr. Hall elected to receive his 2016 annual retainer in cash. This included an additional $5,000 awarded for his service as Chairman of the Compensation Committee. Mr. Dammeyer received an additional $10,000, delivered in the form of 297 options and 40 RSUs, for his service as Chairman of the Audit Committee. We did not pay any other fees or other cash compensation to our directors who served during 2016 or provide them with any perquisites or other personal benefits. Directors are not paid separate fees for attending meetings of the Board of Directors or its committees, and no fees were paid to the Chairman of the Board for his service as chairman.

Compensation Plan for 2017 and 2018

At the request of the Nominating and Governance Committee, the Compensation Committee engaged Deloitte Consulting LLP as an independent compensation consultant during 2016 to benchmark Stericycle’s compensation plan for its Board of Directors. Based on peer benchmarking data provided by the compensation consultant, the Compensation Committee determined that Stericycle’s outside directors were not compensated on par with their counterparts at other companies in our peer group or in the market generally.

Stericycle’s outside director total compensation in 2016 was 37% below the peer group median, and Stericycle was one of only three companies in our peer group to award options as the predominant form of director compensation. In order to remedy that disparity so Stericycle can continue to attract a diverse group of experienced professionals to serve on the Board, the Compensation Committee recommended adding a cash component to the Outside Directors Compensation Plan in 2017 that would bring the compensation program in alignment with the median of our peers. The Board opted to adjust director compensation in two stages over 2017 and 2018.

Beginning in 2017, directors will receive a cash retainer of $40,000 and an annual equity award of $125,000 in the form of time-based RSUs. We will continue to pay an additional $10,000 to the Chairman of the Audit Committee, and $5,000 to the Chairman of the Compensation Committee. Should a director join the Board mid-year, that individual will receive compensation that is pro-rated for the portion of the year he or she will be in active service to the Board.

Beginning in 2018, the directors’ annual cash retainer will increase to $80,000 and the annual equity award will remain at $125,000 delivered entirely in time-based RSUs. In addition, we will pay the following additional retainers beginning in 2018 to be more in line with our peer group:

•	Chairman of the Audit Committee—$20,000

•	Chairman of the Compensation Committee—$15,000

•	Chairman of the Nominating and Governance Committee—$12,500

•	Lead Director—$25,000

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The following table provides information about the compensation paid to our directors in 2016. Neither Mr. Alutto nor Mr. Miller* receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jack W. Schuler, Lead Director	$–	$48,247	$71,289		–	–	$119,536
Lynn D. Bleil	–	48,247	71,289		–	–	119,536
Thomas D. Brown	–	48,247	71,289		–	–	119,536
Thomas Chen	–	48,247	71,289		–	–	119,536
Rod F. Dammeyer(2)	–	52,146	76,992		–	–	129,138
William K. Hall(3)	130,000	–	–		–	–	130,000
John Patience	–	48,247	71,289		–	–	119,536
Mike S. Zafirovski	–	48,247	71,289		–	–	119,536

(1)	The amounts in this column represent the fair value of options that we granted in 2016 determined in accordance with FASB ASC Topic 718, excluding the effect of the expected forfeiture rate. The assumptions made in the valuation of these stock options are described at the end of Note 6, Stock Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016 (available at www.stericycle.com).
As of December 31, 2016, our outside directors held vested and unvested options and RSUs for the following number of shares of our common stock: Mr. Schuler, 31,308 shares; Ms. Bleil, 17,017 shares; Mr. Brown, 61,984 shares; Mr. Chen, 22,215 shares; Mr. Dammeyer, 33,814 shares; Mr. Hall, 27,472 shares; Mr. Patience, 54,879 shares; and Mr. Zafirovski, 33,097 shares.
(2)	Mr. Dammeyer received an additional $10,000, delivered in the form of 297 options and 40 RSUs, for his service as Chairman of the Audit Committee.
(3)	Mr. Hall received an additional $5,000 for his service as Chairman of the Compensation Committee.
*	For his services as Chairman and an employee, Mr. Miller received cash compensation of $50,000, a stock award with a grant date fair value of $150,123 and an option award with a grant date fair value of $473,940.

Stock Ownership Guidelines

Under our Outside Directors Compensation Plan, all directors are expected to hold a minimum position in our stock. Stericycle established this program to help align the long-term interests of directors with the interests of our stockholders. Each non-employee director is expected to hold four times the annual cash retainer in Stericycle, Inc. common stock.

Although there is no specific period of time in which directors are required to achieve the applicable ownership threshold, they are expected to make continuous progress toward that goal. To that end, each non-employee director must retain 75% of his or her stock or option awards until the minimum position requirement has been achieved.

Compliance with these ownership guidelines is measured following the same process as used for confirming stock ownership by executive officers. See “Stock Ownership Guidelines” under the Other Compensation Matters section.

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ITEM 2	Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are asking our stockholders to approve, by means of a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, popularly known as “say-on-pay,” enables stockholders to express or withhold their approval of our executive compensation program in general. The vote is intended to provide an assessment by our stockholders of our overall executive compensation program and not of any one or more particular elements of that program. The Compensation Committee and the full Board intend to consider and take into account the outcome of this non-binding advisory vote in making future executive compensation decisions. Because this vote is advisory and non-binding, it will not necessarily affect or otherwise limit any future compensation of any of our named executive officers. This advisory vote to approve executive compensation will be held on an annual basis at least until the next advisory vote to determine the frequency of such vote which will occur at the Annual Meeting (see Item 3).

Our executive compensation program is described in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative discussion. Stockholders are strongly urged to read this material in its entirety, and in particular to read the “Executive Summary” on pages 22—25, to obtain an informed understanding of our executive compensation program.

We believe that our executive compensation program is firmly aligned with the long-term interests of our stockholders. Our executive compensation program has as its objectives (i) attracting, motivating and retaining highly qualified executive officers and (ii) structuring most of their compensation, aside from their base salaries, to be dependent on the Company’s attainment of measurable Company-wide performance targets and the sustained growth in our stock price, so that they benefit only if our stockholders benefit.

We believe that our executive compensation program satisfies these objectives. Our executive compensation program consists of cash compensation and long-term incentive compensation. For 2016, cash compensation was paid in the form of a base salary and an annual cash performance bonus based on 75% Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and 25% Adjusted ROIC (return on invested capital), and long-term incentive compensation was paid in the form of stock options and RSUs. Annual cash performance bonuses are dependent on Company-wide performance. Stock options and RSUs are only granted at the closing market price on the date of grant and are dependent for their value on the subsequent growth in value of our stock. In 2016, base salary represented 22%, annual performance bonuses 3%, and equity compensation 75% of our NEO’s total direct compensation. Annual performance bonuses were only 3% because we underperformed against our performance objectives and the bonus was paid at 13% of target.

For these reasons and the reasons elaborated more fully in the “Compensation Discussion and Analysis” section and the related tables and narrative discussion, the Board of Directors requests stockholders to approve the following resolution:

Resolved, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” section and the related compensation tables and narrative discussion.

The Board of Directors recommends a vote “FOR” this advisory vote to approve executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our 2016 Named Executive Officers

This Compensation Discussion and Analysis explains our executive compensation program generally, and the compensation awarded to our CEO, CFO, and three other most highly compensated executives specifically. These executives, referred to as our Named Executive Officers or NEOs, were:

Name	Title
Charles A. Alutto	President and Chief Executive Officer
Joseph B. Arnold	Chief Operating Officer
Daniel V. Ginnetti	Chief Financial Officer
Michael Collins	Executive Vice President
Brenda R. Frank	Chief People Officer

Stericycle’s Executive Compensation Philosophy

The executive compensation program at Stericycle is developed by the Compensation Committee and approved annually by the Board of Directors.

The compensation program for executive officers has two objectives:

1.	To attract, motivate and retain highly qualified executive officers; and

2.	To structure the bulk of executive compensation to be dependent on Stericycle’s attainment of measurable company-wide performance targets and sustained growth in our stock price so that executives benefit only if our stockholders benefit.

Our executive compensation program has three components: base salary, short-term incentive awards, and long-term incentive awards. Base salary and annual performance bonuses are paid in cash, and long-term incentive compensation is paid in the form of stock options and RSUs. We generally target our executive officers’ total direct compensation to be aligned with the median of our peer group. To ensure appropriate pay-for performance alignment, the Compensation Committee may approve compensation levels for individual executive officers above and below target pay positions, based on experience, individual contribution, and the Company’s performance relative to its peer group.

The Compensation Committee and the Board work to ensure that our executive compensation program is both market-competitive and performance-oriented. Our executive officers earn base salaries, but the majority of their compensation comes in annual cash performance bonuses, stock options and RSUs. As a result, a substantial portion of our executive officers’ compensation is influenced, either positively or negatively, by Stericycle’s performance and by stockholder return.

Our Executive Compensation Best Practices

The Compensation Committee regularly reviews the executive compensation program to ensure that it is aligned with our compensation philosophy, our Company objectives, and stockholder interests. Highlights of key elements of and exclusions from our program are noted below.

What We Do:	What We Don’t Do:
Deliver significant percentage of target annual compensation as variable compensation tied to performance	No re-pricing of underwater stock options
Align executives’ interests with stockholders’ interests through long-term incentive compensation paid in equity and with stock ownership guidelines	No perquisites or personal benefits
Maintain an executive compensation claw back policy	No tax gross-ups
Cap annual and long-term incentive awards
Retain an independent compensation consultant to advise the Compensation Committee
Prohibit officers and directors from engaging in hedge, pledge or short sale transactions involving our securities

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Our Executive Compensation Program for 2016

Historically, our named executive officers received salaries significantly below those of comparable executives in our peer group of companies. Beginning in 2015, the Compensation Committee embarked on a four-year plan to move salaries of our executive officers toward the median of our peer group of companies. Subsequent to our acquisition of Shred-it in 2015, the Compensation Committee determined that this four year time table needed to be accelerated to reflect the increased responsibilities of the executives, to preserve internal equity, and to support retention.

Prior to 2016, our executive officers have earned annual cash performance bonuses based upon the achievement of Adjusted EBITDA targets developed from our annual operating plan and budget. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization excluding acquisition-related expenses and other various expenses that do not reflect the ongoing performance of the business. In 2016 Adjusted EBITDA was adjusted to exclude the impact of acquisition expenses, integration expenses, restructuring and plant conversion expenses, amortization expense, the change in fair value of contingent considerations, contract exit costs, asset impairment charges, litigation expenses, and insurance proceeds. The approach used for Adjusted EBITDA for executive compensation is consistent with that used for communicating the financial performance of the company and is reviewed quarterly by both the Audit Committee and Compensation Committee.

Beginning in 2016, we added adjusted return on invested capital (Adjusted ROIC) as a second performance metric to our annual bonus program. Adjusted ROIC excludes the impact of acquisitions within the current year. The calculation for Adjusted ROIC is net operating profit after taxes and amortization (NOPATA) excluding acquisition-related expenses and other various expenses that do not reflect the ongoing performance of the business divided by invested capital. In 2016 ROIC excluded the impact of acquisition expenses, integration expenses, restructuring and plant conversion expenses, the change in fair value of contingent considerations, contract exit costs, asset impairment charges, litigation expenses, and insurance proceeds.

The Board believes these two metrics for the cash performance bonus provide strong incentives to our executive officers to improve our operating performance and the return on our capital employed, thereby creating value for our stockholders.

Our executives are also compensated with a long-term incentive program in the form of equity grants. Prior to 2016, the equity grants were in the form of stock options. For 2016, the award structure of the long-term incentive plan was modified to include 75% of awards granted as stock options and 25% of awards granted as RSUs. These grants of stock options and RSUs were designed to incentivize our named executive officers to focus on long-term value creation.

The principal elements of Stericycle’s executive compensation program for 2016 are summarized below. These elements are discussed in more detail under “2016 Compensation Program Highlights.”

Compensation Element	Form of Compensation	Performance and Vesting Criteria	Purpose
Base Salary	Cash	N/A	Provide fixed compensation to attract and retain key executives and to offset external factors that may impact incentive pay
Annual Cash Bonus	Cash	Annual Adjusted EBITDA and Adjusted ROIC objectives	Incentivize executives to achieve annual performance goals and be rewarded commensurately
Long-term Incentives	Stock Options (75%) RSUs (25%)	Five year ratable vesting based on continuous service	Incentivize long-term value creation and align management’s interests with those of our shareholders

The chart below illustrates how these components were allocated in total compensation packages awarded to our NEOs in 2016.

2016 Business Highlights

Revenues for 2016 were $3.56 billion, up 19.3% from $2.99 billion in 2015 due to acquisitions which contributed approximately $570 million to our revenue growth.

Operating income decreased 11.0% to $433.8 from $487.6 million in the same period last year. GAAP earnings per diluted share decreased 30.2% to $2.08 from $2.98 during 2015.

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While Stericycle’s overall financial performance in 2016 was lower than expected, the Compensation Committee and management believe that our executive compensation was aligned with performance, as shown below:

*	Realized compensation includes salary, incentive bonus, and equity that vested during the calendar year valued at the stock price as of 12/31.

Our Compensation-Setting Process

Compensation Committee

Compensation decisions for our executive officers are made by the Compensation Committee of our Board of Directors, subject in some instances to approval by the full Board. All of the Committee’s members are independent under the applicable NASDAQ listing standards.

Peer Group

Our peer group is composed of companies that are similar to us in terms of revenue, number of team members, services offered, and industries served. The Compensation Committee believes we compete with companies similar to the peer group for executive talent as well. The Compensation Committee refers to information about our peer group primarily for the purpose of benchmarking the NEOs’ total direct compensation packages, in addition to reviewing competitive industry pay trends and practices.

For 2016, the peer group consisted of the following companies:

Company Name	2015 Revenue ($MM)	Employees	Industry Focus
ABM Industries Incorporated	$3,005	120,000	Environmental and facility services
Charles River Laboratories International, Inc.	1,363	8,600	Life sciences tools and services
Chemed Corporation	3,005	14,400	Healthcare services
Cintas Corporation	4,476	32,000	Diversified business support services
Clean Harbors, Inc.	3,275	12,900	Environmental and facility services
Corrections Corporation of America	1,793	14,000	Specialized REIT – facility services
Covanta Holding Corporation	3,005	3,800	Environmental and facility services
Ecolab Inc.	13,545	47,100	Specialty chemicals
Equifax, Inc.	2,663	8,000	Research and business services
Healthcare Services Group, Inc.	1,436	45,900	Diversified business support services
Iron Mountain Incorporated	3,008	20,000	Specialized REIT – information management
J.B. Hunt Transportation Services, Inc.	6,187	21,600	Transportation services
Paychex, Inc.	2,739	13,400	Data processing and outsourced services
Pitney Bowes, Inc.	3,578	14,800	Office services and supplies
Republic Services, Inc.	9,115	33,000	Environmental and facility services
Rollins, Inc.	1,485	11,300	Environmental and facility services
Tetra Tech, Inc.	1,718	16,000	Environmental and facility services
Waste Connections, Inc.	2,117	7,200	Environmental and facility services
Stericycle, Inc	3,562	25,500	Environmental and facility services
Median	3,005	14,600

The Compensation Committee reviews and adjusts if necessary the composition of the peer group annually.

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Decision-Making Processes

The Compensation Committee takes into account a number of factors in setting compensation and incentive award opportunities for our executive officers. These decisions are made with a view to reaching an overall result that the Committee believes is appropriate and fair to each NEO—both in absolute terms and relative to the compensation of the other executive officers—and fair as well to Stericycle and to our stockholders. The Committee also considers each executive officer’s role, contribution to our performance, and the officer’s compensation history in making compensation decisions.

Compensation decisions are made at the regular meeting of the Compensation Committee during the first quarter of the year—typically in February, when the results of our prior year’s performance are available. The Committee considers these results in determining the executive officers’ annual cash performance bonuses for the prior year and their base salaries and annual cash performance bonus targets for the current year.

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our other NEOs, but management does not otherwise participate in the Committee’s decisions. The Committee provides a recommendation for the salary of our Chief Executive Officer, but the Board must provide final approval.

Decisions regarding the annual stock option and RSU grants to our executive officers and to our employees generally are also made during the first Compensation Committee meeting of the year. However, the grant date for options or RSUs is set more than a year in advance of this meeting. The Committee determines the annual stock option and RSU grants to our executive officers taking into account (i) Stericycle’s overall operating performance, (ii) each executive officer’s individual responsibilities and performance (iii) competitive market data, (iv) prior stock option grants, (v) the goal of limiting stock option and RSU grants to no more than 10% of our fully-diluted shares over a trailing five-year period, thus averaging dilution of no more than 2% a year.

Compensation Consultant

Beginning in 2014, the Compensation Committee engaged Deloitte Consulting LLP, as its independent compensation consultant, to review our executive compensation philosophy and practices and the composition of our peer group of companies over the past several years. Taking the results of the consultant’s review over the past three years into consideration, the Compensation Committee has been executing plans to adjust our executive compensation program to be in alignment with peers, as described below under “Key Changes to the Compensation Program for 2017.”

2016 Compensation Program Highlights

Base Salaries

Data provided by the compensation consultant showed that base salaries for our NEOs were substantially below the median of our peer group. In 2015, the Compensation Committee determined that Stericycle needed to increase base salaries to make our compensation packages more competitive in the market for executive talent. Rather than make all pay adjustments in a single year, the Committee originally opted to increase base salaries over four years beginning in 2015. Accordingly, the NEOs’ base salaries were increased for 2016 as follows:

	2016 Salary	2015 Salary		2014 Salary
Mr. Alutto	$585,000	$488,269		$379,615
Mr. Arnold	380,000	343,077		n/a	*
Mr. Ginnetti	380,000	346,923		275,385
Mr. Collins	370,000	342,500		296,154
Ms. Frank	325,000	n/a	**	n/a	**
*	Mr. Arnold was not an NEO in 2014.
**	Ms. Frank was not an NEO in 2014 or 2015.

With these increases, base salaries for our NEOs were still substantially below the median for our peer group. As discussed below under “Key Changes to the Compensation Program for 2017,” the Compensation Committee opted to accelerate the final phase of the four-year plan for base salary increases in 2017 to align our NEOs’ total direct compensation more closely with compensation awarded by our peer group.

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Annual Cash Performance Bonuses

Our annual cash performance bonus program is intended to reward our executive officers for achieving our annual operating plans and budgets. Each executive officer is eligible for an annual cash performance bonus equal to a specified percentage of base salary.

Historically, our executive officers earned annual cash performance bonuses based solely upon the achievement of Adjusted EBITDA targets developed from our annual operating plan and budget. Beginning in 2016, we added a second performance metric—adjusted return on invested capital (Adjusted ROIC)—to our annual bonus program. The Compensation Committee believes the Adjusted ROIC metric is an appropriate addition for determining a short-term incentive to reflect the value of investment decisions, especially acquisition investments.

As a result, 75% of each NEO’s 2016 annual cash performance bonus was tied to achievement of our Adjusted EBITDA goal and 25% was tied to achievement of our Adjusted ROIC goal.

As discussed below under “2017 Compensation Decisions,” the Compensation Committee revised the annual cash performance bonus program for 2017 to give more weight to the Adjusted ROIC metric.

Performance Goals for 2016

Based upon our annual business plans, the Compensation Committee established minimum, target, and maximum achievement levels for the Adjusted EBITDA portion of the annual cash performance bonus.

For 2016, the Adjusted EBITDA target was $981.9 million. There was no payout if we failed to attain Adjusted EBITDA of $932.9 million, and the payout for performance at or above the maximum goal of $1,031.1 million was capped at 200%.

As with the Adjusted EBITDA portion of the bonus, the Compensation Committee fixes minimum, target, and maximum Adjusted ROIC performance goals and related payout percentages. For 2016, the Adjusted ROIC target was 8.64%. There was no payout if we failed to attain the minimum Adjusted ROIC of 7.61%, and the payout for performance at or above the maximum goal of 9.57% was capped at 200%.

The following table shows how different levels of actual Adjusted EBITDA and Adjusted ROIC were designed to affect the payout.

	Adjusted EBITDA Cash Bonus Program for 2016 75% Total Cash Bonus			Adjusted ROIC Cash Bonus Program for 2016 25% Total Cash Bonus
	Percentage of Award Payout	Percent Adjusted EBITDA Attainment	Adjusted EBITDA Target (in $ millions)	Percentage of Award Payout	Adjusted ROIC Target
Minimum	50%	95%	$ 932.8	50%	7.61%
Target	100%	100%	981.9	100%	8.64%
Maximum	200%	105% or more	1,031.1 or more	200%	9.57% or more

Both sets of performance targets allow for payout of the annual cash performance bonuses at levels that increase proportionally from the minimum tier (an annual cash performance bonus equal to the specified percentage of the executive officer’s base salary) to the maximum.

Performance Results for 2016

Our Adjusted EBITDA for 2016 for purposes of the annual cash performance bonus program was $856.2 million, or 87.2% of target. Our Adjusted ROIC performance in 2016 for purposes of the annual cash performance bonus program was 7.67%, or 88.8% of target. These performance results led to an annual cash bonus payout equal to 12.87% of target, as illustrated below:

Our executive officers received annual cash performance bonuses for 2016, paid in February 2017, as shown below:

	Salary	Bonus as a Percentage of Base Salary	Annual Performance Bonus Payout Percentage	Annual Performance Bonus Award
Mr. Alutto	$585,000	150%	12.87%	$112,978
Mr. Arnold	380,000	100%	12.87%	48,925
Mr. Ginnetti	380,000	100%	12.87%	48,925
Mr. Collins	370,000	80%	12.87%	38,110
Ms. Frank	325,000	75%	12.87%	31,383

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Long-Term Equity Incentive Awards

The Compensation Committee’s first step when making long-term equity incentive awards is to determine the desired total grant date fair value of each NEO’s award in the manner described above under “Our Compensation-Setting Process.” For 2016, 75% of that total amount was awarded in the form of stock options, and the remaining 25% was awarded in the form of time-based RSUs.

Stock Option Grants for 2016

Until 2016, executive officers’ long-term incentive awards were entirely in the form of stock options. With the addition of RSUs to the long-term incentive program, stock options constituted 75% of our NEOs’ long-term compensation in 2016.

The Compensation Committee believes stock options provide strong performance incentives. Our stock options are always granted at the closing price of our stock on the date of the grant. Options vest over a period of five years and must be exercised within eight years, so their value to our executive officers depends entirely on the growth in the value of our stock in the years after the options are issued. Accordingly, the executive officers’ stock options provide an incentive for sustained levels of superior performance that contribute to our overall success as reflected in the market price of our stock, which benefits all of our stockholders.

The 2016 stock option awards for our Named Executive Officers were as follows:

	Number of Stock Options	Grant Date Fair Value
Mr. Alutto	105,406	$2,136,579
Mr. Arnold	44,595	903,940
Mr. Ginnetti	44,595	903,940
Mr. Collins	30,811	624,539
Ms. Frank	13,784	279,402

Time-based Restricted Stock Units for 2016

Based on a review of market practices and with input from its consultant, the Compensation Committee decided to incorporate time-based RSU awards as 25% of the long-term incentive component of our executive compensation program effective in 2016. The number of RSUs awarded to an NEO is determined based on the target grant date fair value of the NEO’s total equity award. RSUs granted to executive officers vest in equal annual installments over five years, beginning on the first anniversary of the grant date.

During 2016, the Compensation Committee granted RSU awards to our named executive officers as follows:

	Shares of Restricted		Grant Date
	Stock Units		Fair Value
Mr. Alutto	7,027		$780,840
Mr. Arnold	2,972		330,249
Mr. Ginnetti	2,972		330,249
Mr. Collins	2,054		228,240
Ms. Frank	3,418	*	389,908
*	Ms. Frank received shares as part of her annual grant and additional shares when she became an executive officer.

Our Executive Compensation Program for 2017

Key Changes to the Compensation Program for 2017

Based on benchmark data provided by Deloitte, the Compensation Committee made changes to our executive compensation program in the past year to further the Compensation Committee’s goals established in 2015. These changes were designed to address a substantial disparity between the total direct compensation awarded to Stericycle’s NEOs and the total direct compensation awarded to executives with similar responsibilities in our peer group. Deloitte’s market data regarding compensation packages for our NEOs indicated that compensation was generally below the median of our peer group.

To remedy the market disparity in our NEOs’ compensation, beginning in 2015, Stericycle initiated base salary increases that were intended to be phased in over a four-year period. The salary increases for 2016 discussed above under “2016 Compensation

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Program Highlights” reflect the second year of that gradual increase. However, in 2017, the Compensation Committee determined it was necessary to accelerate the four-year phase-in and implement the remaining compensation plan changes immediately to reflect increased responsibilities of the executives, to preserve internal equity, and to support retention. The most significant changes to the compensation program for 2017 are shown below.

We believe these changes are consistent with our compensation philosophy, which stresses that compensation for Stericycle’s NEOs must be performance-based, but also aligned with the median compensation awarded by our peers to ensure we can continue to attract and retain a consistent pipeline of high caliber executive talent. The Committee does not anticipate making additional significant structural changes to the program in 2018.

Plan Impacted	Key Changes	Reasons for Change
Base salary	NEO salaries increased an average of 41% over 2016.	To align base salaries closer to the median of our peer group
Annual cash bonus	Reduction on average of 23% for the cash performance bonus	To align target cash compensation closer to median of our peer group and to offset higher base salaries

	Replaced Adjusted EBITDA metric with Adjusted EBITA	To better reflect normal operating results without being subject to valuation assumptions

	Reallocated metric weightings to 70% Adjusted EBITA and 30% Adjusted ROIC	To increase the emphasis on the value generated from investment decisions
Stock options	Reduced the stock option component of the total long-term incentive award from 75% to one third	To align with peer practices and allow for an increase in RSUs
RSUs	Increased the RSU component of the total long-term incentive award from 25% to one third	To allow for a more balanced long-term incentive mix
Performance-based RSUs	Incorporated performance-based RSUs to represent one third of the long-term incentive award.

	Performance-based RSUs vest, or not, in three equal annual installments based on annual EPS performance goals	To make the long-term equity incentive program more rigorous and stockholder-focused by tying a significant portion of the award to EPS
Peer group	Added three companies—ABM Industries, Pitney Bowes, and Tetra Tech	To improve comparability of peer group and provide a more robust data set

The Committee did not implement any changes in executive compensation during 2015 or 2016 as a direct result of the stockholders’ advisory vote. The most recent vote regarding “say on pay” for our executive compensation program indicated that our stockholders support the Compensation Committee’s strategy of awarding competitive compensation featuring rigorous performance-based incentive opportunities. During the 2016 “say on pay vote,” we received 96% support “for” the executive compensation plan.

2017 Executive Compensation Plans

In order to maintain competitiveness with the market, the Committee approved compensation plans for Stericycle’s NEOs that included an increase in base salary, a reduction in the cash performance incentive, and a three-part equity program. The compensation plans for our named executive officers in 2017 are as follows:

		Cash Performance	Granted	Granted	Granted
	Base Salary	Bonus Percentage	Stock Options	Performance RSUs	Time-based RSUs
Mr. Alutto	$1,000,000	100%	67,280	13,455	13,455
Mr. Arnold	550,000	75%	24,993	4,998	4,998
Mr. Ginnetti	550,000	75%	24,993	4,998	4,998
Mr. Collins	370,000	80%	7,499	0	4,499
Ms. Frank	400,000	60%	12,996	2,599	2,599

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New Executive Severance and Change in Control Plan

Upon the recommendation of the Compensation Committee, the Board of Directors adopted a plan for executive severance, including following a change in control. The plan, which went into effect on September 1, 2016, applies to Stericycle’s Chief Executive Officer and Executive Vice Presidents, as well as the Senior Vice Presidents who are designated by the Compensation Committee to participate. Stericycle introduced this plan in order to be competitive with the market and enhance retention.

Under the new plan, covered executives are entitled to benefits in the event of a termination of employment by Stericycle other than for “Cause” or “Disability” (as each is defined in the plan). A covered executive will receive the following benefits so long as the executive executes and honors a full waiver and release of claims against Stericycle, as well as non-competition, non-solicitation, confidentiality and other restrictive covenants that Stericycle may deem necessary to protect its interests:

•	An amount equal to the actual annual incentive the executive would have been paid had the executive remained employed on the payment date applicable to then current employees, prorated based on the executive’s period of service through the executive’s termination date.

•	An amount equal to the sum of the executives’ base salary and target annual incentive, each determined as of the termination date, multiplied by the applicable “severance multiple.”

	–	For the Chief Executive Officer, the severance multiple is 2.

	–	For all other executives, the severance multiple is 1.

•	Non-qualified deferred compensation benefits and employee welfare benefits pursuant to the terms of the applicable plans and policies.

•	Payment of or reimbursement for the cost of COBRA premiums in connection with the executive’s medical, vision, prescription and dental coverage in effect as of the date of termination, to the extent such premiums exceed the premiums paid for similar provided coverage by active employees, for up to twenty-four months.

•	Reimbursement for outplacement benefits up to $25,000.

For involuntary termination associated with a change in control, which includes voluntary termination for “Good Reason” (as defined in the plan) within 24 months after a change in control, the benefits above remain in place but the annual incentive payment and the severance multiple changes, as follows:

•	An amount equal to the executive’s target annual incentive, prorated based on the executive’s period of service through the executive’s termination date.

•	An amount equal to the sum of the executives’ base salary and target annual incentive, each determined as of the termination date, multiplied by the applicable “severance multiple.”

	–	For the Chief Executive Officer, the severance multiple is 3.

	–	For all other executives, the severance multiple is 2.

In situations involving voluntary termination other than for Good Reason during the 24 month post-change period or termination for cause, Stericycle would only be required to pay accrued obligations to the employee.

Other Compensation Matters

Retirement Plans and Deferred Compensation Arrangements

Our Board of Directors adopted the Stericycle, Inc. Supplemental Retirement Plan effective for deferrals of compensation on and after April 1, 2017. The Plan applies to directors, management and highly compensated employees of Stericycle, or an applicable Company subsidiary, The Plan is unfunded and designed to be a nonqualified deferred compensation plan in compliance with Section 409A of the Internal Revenue Code.

Under the Plan, a bookkeeping account will be created for each participant. Each year, Stericycle will credit a participant’s account with the designated portion of the participant’s compensation that the participant elected to defer for that year (the “Elective Deferral Contributions”) and may credit the participant’s account with a discretionary amount declared by Stericycle for that year (the “Company Discretionary Contributions”). Earnings on the credited amounts will be based on the performance of various investment funds available under the Plan (and as directed by the participant).

The Plan permits participants to elect to receive distributions, which generally become payable upon a termination of employment or a specified date prior to termination of employment, in either a lump sum or in installments over a period of up to fifteen years. All distributions from the Plan are in cash. The participant will always be fully vested in that portion of the participant’s account attributable to the Elective Deferral Contributions, and will be vested in Stericycle Discretionary Contributions, if any, five years from the date the first Employer Discretionary Contribution is credited to the participant’s account subject to the participant’s continued service. Vesting will be accelerated upon a participant’s termination of service due to death or disability or a change in control while the participant is still in service.

The unvested portion of a participant’s account will generally be forfeited upon termination of employment. A participant’s vested interests under the Plan will be forfeited upon a termination of employment for Cause.

Perquisites and Personal Benefits

We do not provide any perquisites or personal benefits to our executive officers.

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Stock Ownership Guidelines

All of our executive officers and members of the Board of Directors are expected to hold a minimum position in our stock. Stericycle established this program to help align the long-term interests of our executive officers and non-employee directors with those of our stockholders.

Stock Ownership Guideline
Chief Executive Officer	Four times his or her annual base salary
Other NEOs	Three times their respective annual base salaries
Non-Employee Directors	Four times their respective annual cash retainers

Although there is no specific period of time in which the executive officers and non-employee directors are required to achieve the applicable ownership threshold, they are expected to make continuous progress toward that goal, and to comply with the following retention ratios until such guidelines have been achieved:

•	The CEO must hold 75% of his or her Net Profit Shares until the minimum position requirement has been achieved; and

•	The other NEOs must hold 50% of their respective Net Profit Shares until the minimum position requirement has been achieved.

•	The non-employee directors must retain 75% of his or her Net Profit Shares until the minimum position requirement has been achieved.

Shares that will count toward achievement of the stock ownership guidelines include:

•	Shares owned outright (including ESPP shares and securities convertible into shares of common stock on an as-converted basis) by the executive officer or director or any of such person’s immediate family members residing in the same household;

•	Shares held in trust for the benefit of the executive officer or director or such person’s family;

•	Shares held in Stericycle’s employee benefit plans, including the 401(k) Savings Plan;

•	Shares obtained through stock option exercises and the in-the-money value of vested and unvested stock options;

•	Shares of vested restricted stock and vested RSUs; and

•	Shares of unvested restricted stock and RSUs.

Compliance with these stock ownership guidelines is measured periodically by the internal team at Stericycle responsible for handling executive compensation matters, and the results of such measurement are reported to the Compensation Committee at least once per year. On each measurement date, compliance is measured using each executive officer’s base salary then in effect, and the average trailing 180-day trading price per share of Stericycle common stock on the Nasdaq Stock Market on such date. Once an executive officer has achieved the applicable ownership threshold, that person will be considered in compliance, regardless of any change in the price of Stericycle common stock, so long as such person continues to own at least the number of shares of Stericycle common stock and other awards owned at the time of achieving that threshold.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s executive management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee William K. Hall, Chairman Lynn D. Bleil Thomas D. Brown Mike S. Zafirovski

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2016 SUMMARY COMPENSATION TABLE

The following table provides information about the compensation paid or earned during the period 2014-2016 by our principal executive officer, principal financial officer and three most highly compensated other executive officers (the “named executive officers”):

								Non-Equity
						Option	Stock	Incentive Plan	All Other
	Year	Salary	Bonus			Awards(1)	Awards(2)	Compensation(3)	Compensations(4)	Total
Charles A. Alutto(5)	2016	$585,000	$			$2,136,579	$780,840	$112,978	$2,000	$3,617,397
President and Chief	2015	488,269				2,510,200		465,327	1,750	3,465,546
Executive Officer	2014	379,615				2,532,320		721,875	1,750	3,635,560
Joseph B. Arnold(6)	2016	380,000				903,940	330,249	48,925	2,000	1,665,114
Executive Vice President and Chief Operating Officer	2015	343,077				1,026,900		234,871	1,750	1,606,598
Daniel V. Ginnetti(7)	2016	380,000				903,940	330,249	48,925	2,000	1,665,114
Executive Vice President	2015	346,923				1,026,900		234,871	1,750	1,610,444
and Chief Financial Officer	2014	275,385				478,200		187,200	1,750	942,535
Michael J. Collins	2016	370,000				624,539	228,240	38,110	2,000	1,262,889
Executive Vice President and	2015	342,500				753,060		205,703	1,750	1,303,013
President Returns & Recall Management	2014	296,154				766,080		405,000	1,750	1,468,984
Brenda R. Frank	2016	325,000		775,000	(8)	279,402	389,908	31,383		1,800,693
Executive Vice President and Chief People Officer

(1)	The amounts in this column represent the fair value of options that we granted in 2016, 2015, and 2014 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”), excluding the effect of the expected forfeiture rate. The assumptions made in the valuation of these options for 2016 are described at the end of Note 6, Stock Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016 (available at www.stericycle.com). The amount in this column for a particular year does not include the fair value of any option that we granted during that year pursuant to our bonus conversion program in respect of the named executive officer’s annual cash performance bonus for the prior year. See the following notes (5)-(7).
(2)	The amounts in this column represent the fair value of time-based RSUs that we granted in 2016 determined in accordance with FASB ASC Topic 718, based on the closing price of Stericycle, Inc. common stock on the date of grant.
(3)	The amounts in this column are the gross amounts of the named executive officer’s annual cash performance bonus for the particular year before any conversion of the bonus into an option pursuant to our bonus conversion program. See notes (5)-(7).
(4)	The amounts in this column represent our matching 401(k) plan contributions for 2016, 2015, and 2014, for each of our named executive officers.
(5)	The amounts in the “Non-Equity Incentive Plan Compensation” column for Mr. Alutto are the gross amounts of his annual cash performance bonus. Pursuant to our bonus conversion program, Mr. Alutto elected to forgo $5,649 of his annual cash performance bonus for 2016 and received instead an option for 341 shares and a net cash bonus of $107,329. The fair value of these bonus conversion options is not included in the amounts in Mr. Alutto’s “Option Awards” column.
(6)	The amount in the “Non-Equity Incentive Plan Compensation” column for Mr. Arnold is the gross amount of his annual cash performance bonus. Pursuant to our bonus conversion program, Mr. Arnold elected to forgo $2,446 of his annual cash performance bonus for 2016 and received instead an option for 147 shares and a net cash bonus of $46,479. The fair value of these bonus conversion options is not included in the amounts in Mr. Arnold’s “Option Awards” column.
(7)	The amount in the “Non-Equity Incentive Plan Compensation” column for Mr. Ginnetti is the gross amount of his annual cash performance bonus. Pursuant to our bonus conversion program, Mr. Ginnetti elected to forgo $2,446 of his annual cash performance bonus for 2016 and received instead an option for 147 shares and a net cash bonus of $46,479. The fair value of these bonus conversion options is not included in the amounts in Mr. Ginnetti’s “Option Awards” column.
(8)	Represents a bonus paid to Ms. Frank as part of the transition from her former employment agreement with Shred-it.

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2016 GRANTS OF PLAN-BASED AWARDS

The following table provides information about the plan-based awards for our named executive officers during 2016.

					All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards $/share	Grant Date Fair Value of Stock and Option Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
	Grant Date	Threshold	Target	Maximum
Charles A. Alutto		$438,750	$877,500	$1,755,000
	2/5/2016					105,406	$111.12	$2,136,579
	2/5/2016				7,027			780,840
Brent Arnold		190,000	380,000	760,000
	2/5/2016					44,595	111.12	903,940
	2/5/2016				2,972			330,249
Daniel V. Ginnetti		190,000	380,000	760,000
	2/5/2016					44,595	111.12	903,940
	2/5/2016				2,972			330,249
Michael J. Collins		166,500	333,000	666,000
	2/5/2016					30,811	111.12	624,539
	2/5/2016				2,054			228,240
Brenda Frank		121,875	243,750	487,500
	2/5/2016					13,784	111.12	279,401
	2/5/2016				3,418			389,908

(1)	These amounts consist of the threshold, target and maximum cash award levels set in 2016 under the annual cash performance bonus program. The amount actually paid to each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2016 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the annual cash performance bonus program.
(2)	This amount represents the time-based RSUs granted under the long-term incentive plan to the named executive officers. The RSUs vest in equal annual installments over five years, beginning on the first anniversary of the grant date, provided that the executive is still employed by the Company on the vesting date. Please see “Compensation Discussion and Analysis” for further information regarding these restricted stock unit grants.
(3)	These amounts represent stock options granted under the long-term incentive plan to the named executive officers. These options vest in equal annual installments over five years, beginning on the first anniversary of the grant date, provided that the executive is still employed by the Company on the applicable vesting date. Please see “Compensation Discussion and Analysis” for further information regarding these stock option awards. This column does not include options granted in February 2017 by reason of the named executive officers’ conversion, pursuant to our bonus conversion program, of all or part of their respective annual cash performance bonuses for 2016.

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2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the outstanding equity awards held by the named executive officers as of December 31, 2016.

	Option Awards				Stock Awards
	Securities	Securities
	Underlying	Underlying				Market Value of
	Unexercised	Unexercised	Option	Option	Shares or Units of	Shares or Units
	Options	Options	Exercise	Expiration	Stock that Have	that Have Not
Name	Exercisable	Unexercisable	Price	Date(1)	Not Vested(2)	Vested(3)
Charles A. Alutto	27,000	–	$54.59	6/18/2018
	6,984	–	63.00	7/30/2020
	31,890	–	85.00	2/8/2021
	47,600	71,400	115.69	2/11/2022
	48,000	12,000	86.24	2/13/2022
	22,000	88,000	130.19	2/6/2023
	89,471	58,200	95.87	2/20/2023
	1,873	–	115.69	2/11/2024
	2,435	–	130.19	2/6/2025
		105,406	111.12	2/5/2024
	1,007		115.54	2/26/2026	7,027	$541,360
Joseph B. Arnold(4)	5,061	–	$46.83	2/10/2019
	404	–	47.24	3/2/2019
	11,500	–	51.55	2/9/2020
	792	–	55.57	3/1/2020
	11,200	0	85.00	2/8/2021
	629	–	83.88	3/1/2021
	6,000	9,000	115.69	2/11/2022
	8,960	2,240	86.24	2/13/2022
	711	–	86.89	2/28/2022
	3,000	4,500	110.14	4/14/2022
	9,000	36,000	130.19	2/6/2023
	8,730	5,820	95.87	2/20/2023
	448	–	97.36	3/7/2023
	337	–	130.19	2/6/2025
	–	44,595	111.12	2/5/2024
	508	–	115.54	2/26/2026	2,972	$228,963
Daniel V. Ginnetti(5)	10,000	–	$46.83	2/10/2019
	12,000	–	51.55	2/9/2020
	10,700	–	85.00	2/8/2021
	6,000	9,000	115.69	2/11/2022
	8,960	2,240	86.24	2/13/2022
	3,000	4,500	116.81	8/1/2022
	9,000	36,000	130.19	2/6/2023
	8,730	5,820	95.87	2/20/2023
	–	44,595	111.12	2/5/2024
	508	–	115.54	2/26/2026	2,972	$228,963

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	Option Awards				Stock Awards
	Securities	Securities
	Underlying	Underlying				Market Value of
	Unexercised	Unexercised	Option	Option	Shares or Units of	Shares or Units
	Options	Options	Exercise	Expiration	Stock that Have	that Have Not
Name	Exercisable	Unexercisable	Price	Date(1)	Not Vested(2)	Vested(3)
Michael J. Collins	1,939	–	$51.55	2/9/2020
	16,450	–	85.00	2/8/2021
	14,400	21,600	115.69	2/11/2022
	30,460	7,000	86.24	2/13/2022
	6,600	26,400	130.19	2/6/2023
	28,197	17,460	95.87	2/20/2023
	2,119	–	115.69	2/11/2024
	2,733	–	130.19	2/6/2025
	–	30,811	111.12	2/5/2024	2,054	$ 158,240
Brenda R. Frank	1,400	5,600	$124.32	11/2/2023
	–	13,784	111.12	2/5/2024	3,418	$ 263,323

(1)	Other than options listed with expiration dates of February 11, 2022, April 14, 2022, February 5,2024, November 2, 2023, and February 6, 2025 which have 8-year terms and expire on the eighth anniversary of the option grant date, these options have 10-year terms and expire on the tenth anniversary of the option grant date. Options generally vest at the rate of one-fifth (20%) of the option shares on each of the first five anniversaries of the option grant date. Options granted pursuant to our bonus conversion program are immediately vested.
(2)	Represents RSUs that were granted on February 16, 2016 and vest in 20% increments on each of the first through fifth year anniversaries of the date of grant.
(3)	Market value is based on the share price of $77.04 as of December 29, 2016.
(4)	Mr. Arnold holds 2,500 RSUs that were granted to him on February 13, 2012 prior to his becoming an executive officer. All of these RSUs vested on February 13, 2017.
(5)	Mr. Ginnetti holds 2,500 RSUs that were granted to him on February 13, 2012 prior to his becoming an executive officer. All of these RSUs vested on February 13, 2017.

2016 OPTION EXERCISES AND STOCK VESTED

The following table provides information about options that vested for named executive offices in 2016 as well as option exercised by the named executive officers during 2016. Prior to 2017, we did not award shares of restricted stock, RSUs or similar rights to any of our named executive officers, and accordingly no such shares, units or rights vested during 2016.

Option Awards Exercised
	Number of Shares	Realized Value
Name	Acquired on Exercise(1)	on Exercise(2)
Charles A. Alutto	–	–
Joseph B. Arnold	–	–
Daniel V. Ginnetti	17,184	$1,032,479
Michael J. Collins	–	–
Brenda R. Frank	–	–

(1)	The information in this column is provided on an aggregate basis, and includes (i) option shares canceled in a net exercise of the option (in which option shares with a value equal to the exercise price and related withholding taxes are canceled in satisfaction of those amounts) and (ii) option shares acquired and concurrently sold to pay the exercise price and related withholding taxes in a “cashless” exercise of the option through a broker.
(2)	The information in this column is provided on an aggregate basis. The value realized on the exercise of an option was determined by multiplying the number of shares for which the option was exercised by the difference between (i) either (A) the closing price of our common stock on the date of exercise, in the case of payment of the exercise price in cash or by delivery of shares of our common stock for cancelation or by a net exercise of the option, or (B) the sales price, in the case of a “cashless” exercise of the option, and (ii) the exercise price per share of the option.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN-CONTROL

The Board of Directors adopted a plan for executive severance, including but not limited to following a change in control, which went into effect on September 1, 2016. For further discussion of the executive severance plan, see “New Executive Severance and Change in Control Plan” in the “Compensation Discussion and Analysis” section above.

Additionally, the Company’s incentive plans and award agreements provide for the following treatment of awards:

•	Upon a change in control, stock options and restricted stock unit awards will vest in full and any restrictions on shares underlying the awards shall lapse.

•	Upon a termination of employment due to death, stock options and restricted stock unit awards will vest in full. In the case of stock options, the vested portion of the option will expire upon the earlier of (i) the first anniversary of the executive’s death or (ii) the option’s expiration date.

•	For terminations of employment other than by reason of death, any unvested portion of an award shall lapse and be canceled as of the executive’s termination date. In the case of stock options, the vested portion of the option will expire upon the earlier of (i) 90 days after the executive’s termination date or (ii) the option’s expiration date.

Payments Upon a Termination Following a Change in Control

		Pro-Rated			Continued
		Annual	Stock		Welfare and
Name	Severance(1)	Incentive(2)	Options(3)	RSUs(4)	Other Benefits(5)	Total
Charles A. Alutto	$4,387,500	$112,978	$0	$541,360	$64,100	$5,066,838
Brent Arnold	1,520,000	48,925	0	421,563	$64,100	2,015,488
Daniel V. Ginnetti	1,520,000	48,925	0	421,563	$64,100	2,015,488
Michael J. Collins	1,332,000	38,100	0	158,240	$64,100	1,553,340
Brenda Frank	1,137,500	31,383	0	263,323	$64,100	1,457,206

Payments Upon a Termination other than for Cause, Disability or Death (Without a Change in Control)

		Pro-Rated			Continued
		Annual	Stock		Welfare and
Name	Severance(6)	Incentive(2)	Options	RSUs	Other Benefits(5)	Total
Charles A. Alutto	$2,925,000	$112,978	–	–	$64,100	$3,062,978
Brent Arnold	760,000	48,925	–	–	$64,100	833,925
Daniel V. Ginnetti	760,000	48,925	–	–	$64,100	833,925
Michael J. Collins	703,000	38,100	–	–	$64,100	766,100
Brenda Frank	568,750	31,383	–	–	$64,100	625,133

(1)	In accordance with the executive severance plan, amounts in this column represent severance payments equal to three times for Mr. Alutto and two times for the other named executive officers the sum of the executive officer’s base salary and target annual incentive.
(2)	In accordance with the executive severance plan, the executive will receive a prorated annual incentive for the year in which the termination occurs, calculated based on actual performance during the year. Because termination is assumed to occur as of the last day of the fiscal year, the amounts reported represent the full payout of the 2016 annual incentive award.
(3)	Stock options will vest in full upon (i) a change in control regardless of a termination or (ii) death. The value shown for stock options is zero given that all unvested option shares that would vest following a qualifying termination, change in control or death were granted at an option price higher than the closing stock price of $77.04 per share on December 30, 2016.
(4)	RSUs will also vest in full upon (i) a change in control regardless of a termination or (ii) death. The value shown for RSUs was determined by multiplying the closing stock price of $77.04 per share on December 30, 2016 by the number of unvested RSUs that would vest upon a qualifying termination, change in control or death.
(5)	In accordance with the executive severance plan, amounts in this column represent $25,000 in outplacement services plus approximately $39,100 for the continuation of medical, dental, and life insurance for a period of 24 months.
(6)	In accordance with the executive severance plan, amounts in this column represent severance payments equal to two times for Mr. Alutto and one time for the other named executive officers the sum of the executive officer’s base salary and target annual incentive.

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ITEM 3	Advisory Vote to Approve the Frequency of the Advisory Vote to Approve Executive Compensation

Section 14A of the Exchange Act requires the Company to include in its proxy statement a non-binding advisory vote on the compensation of our named executive officers not less frequently than once every three years. Section 14A also requires the Company to include in its proxy statement this year a separate non-binding advisory vote regarding whether the advisory vote on executive compensation should be held every year, every two years or every three years.

While the Company will continue to monitor developments in this area, the Board believes that an annual frequency (“ONE YEAR”) for the advisory vote on executive compensation is the optimal interval for conducting and responding to an advisory vote on executive compensation. The Board of Directors believes that a ONE YEAR frequency provides the highest level of accountability and communication by enabling stockholders to provide direct input into the Company’s compensation philosophy, policies and practices as disclosed in the Company’s proxy statement every year. The Company therefore asks that you indicate your support for the non-binding advisory vote on executive compensation to be held every ONE YEAR.

For the reasons discussed above, we are asking our shareholders to vote for a ONE YEAR frequency when voting on this proposal at the Annual Meeting. This vote is an advisory vote only, and therefore it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future advisory votes on executive compensation. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered by the Board as the shareholders’ recommendation as to the frequency of future advisory votes on executive compensation. Nevertheless, the Board may decide that it is in the best interests of our shareholders and the Corporation to hold advisory votes on executive compensation more or less frequently than the option approved by our shareholders.

The Board of Directors recommends a vote for “ONE YEAR” as the frequency of the non-binding advisory vote to approve executive compensation.

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ITEM 4	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2017

We have appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

In considering Ernst & Young’s appointment for the 2017 fiscal year, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:

•	Ernst & Young’s historical performance and its recent performance during its engagement for the 2016 fiscal year;

•	Ernst & Young’s capability and expertise in handling engagements with the breadth and complexity of Stericycle’s operations, including its approach to resolving significant accounting and auditing matters and consultations with the firm’s national office;

•	The qualification and experience of key members of the engagement, including the lead audit partner;

•	The quality of Ernst & Young’s communication with the Audit Committee regarding the conduct of the audit and with respect to issues identified in the audit;

•	External data on audit quality and performance, including the most recent Public Company Accounting Oversight Board (PCAOB) reports on Ernst & Young and its peer firms;

•	The appropriateness of Ernst & Young’s fees, on both an absolute basis and as compared to its peer firms; and

•	Ernst & Young’s reputation for integrity and competence in the fields of accounting and auditing.

Ernst & Young has served as our independent registered public accounting firm since our incorporation in March 1989. The Audit Committee ensures that the mandated rotation of Ernst & Young’s personnel occurs routinely and the Audit Committee and its Chairman are directly involved in the selection of Ernst & Young’s lead engagement partner.

If our stockholders do not ratify the appointment of Ernst & Young, our Board may reconsider their appointment.

The Audit Committee and the Board of Directors recommend that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered in connection with the audit of our annual financial statements, audit of our internal control over financial reporting and review of our interim financial statements included in our quarterly reports on Form 10-Q, statutory audits required internationally, and assistance with and review of certain documents and letters filed with the SEC during the fiscal years ended December 31, 2016 and 2015 were approximately $9.2 million and $5.4 million, respectively.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for transaction integration services provided to us during the fiscal years ended December 31, 2016 and 2015 were approximately $0.2 million and $0.4 million, respectively.

Tax Fees

The aggregate fees billed by Ernst & Young for tax compliance, tax advice, and tax planning services provided to us during the fiscal years ended December 31, 2016 and 2015 were approximately $0.4 million and $0.8 million, respectively.

All Other Fees

Ernst & Young did not provide any other services to us during the fiscal years ended December 31, 2016 and 2015.

In accordance with policies adopted by the Audit Committee of our Board of Directors, all audit and non-audit related services to be performed for us by our independent public accountants must be approved in advance by the Audit Committee.

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AUDIT COMMITTEE REPORT

Under the Audit Committee’s charter, the Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the qualifications and experience of Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with applicable legal and regulatory requirements. The Audit Committee’s charter is available on the Company’s investor relations website, http://investors.stericycle.com. The members of the Audit Committee who served during 2016 were Messrs. Dammeyer (Chairman), Chen and Patience and Ms. Bleil.

In regard to our role, we note that it is the responsibility of the Company’s management to prepare financial statements in accordance with accounting principles generally accepted in the United States, and that it is the responsibility of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee’s responsibility is one of oversight, and we do not provide expert or other special assurance regarding the Company’s financial statements or the quality of the audits performed by the Company’s independent registered public accounting firm.

In carrying out our oversight responsibility, we review and discuss with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, all quarterly and annual financial statements prior to their issuance. We reviewed and discussed with both management and Ernst & Young LLP the quarterly and annual financial statements for the fiscal year ended December 31, 2016. Our reviews and discussions with Ernst & Young LLP included executive sessions without the presence of the Company’s management. They also included discussions of the matters required to be discussed pursuant to Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, including, among other items, the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. We also discussed with Ernst & Young LLP matters relating to their independence, including a review of their audit and non-audit fees and the letter and written disclosures that the Audit Committee received from Ernst & Young LLP pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence.

In addition, we continued to monitor the scope and adequacy of the Company’s internal controls, including staffing levels and requirements, and we reviewed programs and initiatives to strengthen the effectiveness of the Company’s internal controls and steps taken to implement recommended improvements.

On the basis of these reviews and discussions, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Audit Committee

Rodney F. Dammeyer, Chairman
Brian P. Anderson
John Patience
Robert S. Murley
Thomas F. Chen

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ITEM 5	Approval of an Amendment to the Company’s Employee Stock Purchase Plan to Increase the Number of Shares Available for Issuance

Introduction

On February 16, 2017, our Board approved an amendment to the Stericycle, Inc. Employee Stock Purchase Plan (the “ESPP”) increasing the number of shares of common stock available for issuance under the ESPP from 900,000 shares to 1,200,000 shares (the “Amendment”) and recommended submitting the Amendment to our stockholders for their approval at the Annual Meeting with the Board’s recommendation that stockholders vote “FOR” approval of the Amendment. The Amendment will not become effective unless it is approved by our stockholders.

The ESPP currently authorizes a total of 900,000 shares of our common stock to be issued pursuant to options granted under the ESPP. As of December 31, 2016, 103,116 shares remained available for options to be granted under the ESPP. The Amendment would increase the number of shares available for issuance pursuant to options granted under the ESPP by 300,000 shares to a total of 1,200,000 shares. The Amendment would not change any other terms of the ESPP.

Summary of Principal Terms

The following summary describes the principal terms of the ESPP. The complete text of the ESPP, reflecting the Amendment for illustrative purposes, appears as Exhibit A to this proxy statement.

Overview

The ESPP allows eligible employees to purchase shares of our common stock at a discount through payroll deductions during two six-month offerings each year. An eligible employee who elects to participate in an offering is granted an option on the last day of the offering for a number of shares equal to the employee’s payroll deductions under the ESPP during the offering period (plus any carried over cash) divided by the option price per share. The option price per share is 85% of the closing price on the last trading day of the offering period.

Administration

The ESPP is administered by our Board. The Board may delegate its authority to administer the ESPP to a standing or other committee of the board or to an administrative committee consisting of two or more of our executive officers. (For convenience, the term “plan administrator” is used in this summary to refer both to our Board and to any committee to which it may delegate its authority to administer the ESPP.)

Subject to the express terms of the ESPP, the plan administrator has the authority to determine the terms and conditions of each offering, the options granted pursuant to each offering, and the shares issued upon the exercise of those options. The plan administrator also has the authority to interpret the ESPP, adopt and revise policies and procedures to administer the ESPP, and make all determinations required for the ESPP’S administration.

Number of Shares

The ESPP currently authorizes a total of 900,000 shares of our common stock to be issued pursuant to options granted under the ESPP.

When originally approved by our stockholders in May 2001, the ESPP authorized a total of 150,000 shares of our common stock to be issued pursuant to options granted under the ESPP. As a result of 2-for-1 stock splits in May 2002 and May 2007, the authorized total increased to 600,000 shares. In February 2013, our Board approved an amendment to the ESPP increasing the number of shares available for issuance under the ESPP from 600,000 shares to 900,000 shares, and such amendment was approved by our stockholders at the 2013 Annual Meeting.

As of December 31, 2016, 103,116 shares remained available for options to be granted under the ESPP.

The Amendment would increase the number of shares available for issuance pursuant to options granted under the ESPP by 300,000 shares to a total of 1,200,000 shares.

Eligibility

Every employee of Stericycle, Inc. or one of its U.S. subsidiaries who has completed six months’ employment as of the first day of an offering under the ESPP, and who is a full-time employee or a part-time employee who customarily works at least 20 hours per week, is eligible to participate in the offering. Participation in an offering ends automatically upon termination of employment.

Offerings

Each year the ESPP makes two consecutive six-month offerings of shares of our common stock to eligible employees. One offering begins on January 1 and ends on June 30, and the other offering begins on July 1 and ends on December 31. The plan administrator may change the frequency or length of offerings each year.

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Election to Participate

Each eligible employee may elect to participate in an offering by completing and submitting an enrollment form in the manner and during the enrollment period prior to the first day of the offering specified by the plan administrator.

Payroll Deduction Percentage

A participant in an offering may specify in his or her enrollment form any whole percentage of his or her compensation that he or she elects to have withheld during the offering period. Payroll deductions during any offering may not exceed $5,000, however, and may not be changed during the offering.

A participant’s payroll deduction percentage will remain in effect for all subsequent offerings, unless the participant submits a new enrollment form within the applicable enrollment period specifying a different payroll deduction percentage.

The plan administrator maintains a separate bookkeeping account under the ESPP for each participant. A participant’s payroll deductions are credited to his or her account under the ESPP.

Grant of Options

Each participant in an offering is granted an option as of the first day of the offering for a number of shares of our common stock equal to the sum of (1) his or her payroll deductions under the ESPP during the offering period plus (2) any carried over cash from a prior offering, divided by (3) the option price per share.

Option Price

The Option Price shall be equal to 85% of the Closing Price of a share of Common Stock on the Last Day of the Offering (or on the last trading day preceding the Last Day if it is not a trading day).

Exercise of Options

A participant’s option under any offering is exercised automatically as of the last day of the offering unless the participant has withdrawn from the offering. We do not issue fractional shares, and any remaining payroll deductions credited to the participant’s account after the exercise of his or her option (“carried over cash”) is carried over to the next offering. No interest shall accrue on any carried over cash.

Crediting of Option Shares

Upon the automatic exercise of a participant’s option, the plan administrator will credit the option shares to an account for the participant at E*Trade. The participant may sell the shares credited to his or her E*Trade account at any time after they have been credited.

Limitations

No participant will be granted options that would permit his or her rights to purchase shares of common stock under the ESPP and all other employee stock purchase plans of the Company or its subsidiaries to accrue at a rate exceeding $25,000 of the fair market value of such shares (determined at the time that the option is granted) during any calendar year in which the option is outstanding. No participant will be granted an option if, immediately after the grant, the participant would directly or indirectly own stock possessing 5% or more of the voting power or value of all classes of our stock.

Withdrawal from Offering

Except for a participant who is one of our executive officers, a participant may terminate his or her participation in any offering at any time prior to the last day of the offering. Upon a participant’s withdrawal from an offering, all payroll deductions that have been credited to the participant’s account under the ESPP will be refunded to the participant without interest.

Termination of Employment

Termination of a participant’s employment for any reason will result in the automatic termination of his or her participation in a pending offering. All payroll deductions then credited to the participant’s account under the ESPP will be refunded to the participant without interest within 30 days after his or her termination of employment, and, at the participant’s request, the plan administrator will transfer to the participant all of the shares then credited to the participant’s account under the ESPP.

Transferability

No option granted under the ESPP may be sold, pledged or otherwise transferred.

Reports

After the close of each offering, each participant receives a notification from E*Trade of the number of shares purchased for their account during the offering.

Amendment and Termination

Our Board of Directors may amend, suspend or terminate the ESPP at any time. Our stockholders are required to approve any amendment to the ESPP that would increase the number of shares of common stock available to be issued upon the exercise of options granted under the ESPP.

Federal Income Tax Consequences

The ESPP is an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. A participant’s payroll deductions are subject to tax as ordinary income for federal income tax purposes in the year in which the deductions otherwise would have been paid to the employee. In general, a participant will not be subject to tax upon the grant or exercise of an option under the ESPP. A participant will be subject to tax, however, upon the sale of the shares acquired upon the exercise of an option.

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The amount of tax will depend upon the satisfaction of certain holding periods for income tax purposes:

(a)	If the shares are sold more than two years from the date of the option grant (the first day of the offering) and more than one year from the date of the option exercise (the last day of the offering), the participant will incur a combination of ordinary income and long-term capital gain (or possibly just ordinary income) on the sale of the shares:

	(1)	The ordinary income incurred will be the lesser of:

		(A)	15% of the fair market value of the shares on the first day of the offering, or

		(B)	the gain realized on the sale of the shares (i.e., the excess of the amount realized on the sale of the shares over the aggregate option price).

	(2)	Any gain in excess of the amount recognized by the participant as ordinary income will be treated as long-term capital gain. If the amount realized on the sale is less than the ordinary income incurred, the balance of the gain will be treated as long-term capital loss.

(b)	If the shares are sold without satisfying these income tax holding periods (i.e., the shares are sold sooner than two years from the date of the option grant—the first day of the offering—or sooner than one year from the date of the option exercise—the last day of the offering), the participant will incur a combination of ordinary income and capital gain or loss on the sale of the shares:

	(1)	The ordinary income will be the excess of the fair market value of the shares on the last day of the offering (the exercise date) over the aggregate option price.

	(2)	Any additional gain or loss on the sale will be long-term or short-term capital gain or loss, depending upon whether the shares were held for more than one year.

The Board of Directors recommends that stockholders vote “FOR” approval of the amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares available for issuance.

ITEM 6	Approval of the Stericycle, Inc. 2017 Long-Term Incentive Plan

The Board recommends approval of the Stericycle, Inc. 2017 Long-Term Incentive Plan (the “Plan”). The following summary of the Plan is qualified in its entirety by the complete text of the Plan contained in Exhibit B.

Background

We currently maintain the Stericycle, Inc. 2011 Incentive Stock Plan and the Stericycle, Inc. 2014 Incentive Stock Plan. The Board adopted the Plan effective as of March 31, 2017 (subject to stockholder approval) to have in place a plan that included provisions that are currently common in the market and to enable us to grant a broader spectrum of awards, including awards that are performance-based for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 162(m) of the Code provides that certain compensation in excess of $1 million that is paid to the chief executive officer and the next three most highly paid officers of a public company (other than the chief financial officer) is not deductible. Compensation which constitutes “performance-based compensation” within the meaning of Section 162(m) generally is not subject to the foregoing limitations. In order to constitute “performance-based compensation,” our stockholders must approve the material terms of the plan pursuant to which the compensation is granted and certain other requirements must be met. Generally, such stockholder approval is required every five years after initial approval. The Plan includes terms that will enable us to grant “performance-based compensation” within the meaning of Section 162(m) provided that our stockholders approve the Plan.

A total of 1,500,000 shares of our common stock, $.01 par value (“Common Stock”) are reserved for issuance under the Plan.

The Plan authorizes a broad range of awards including stock options (“Options”), stock appreciation rights (“SARs”), Full Value Awards (as more fully described below, including restricted stock, restricted stock units (“RSUs”), performance-based shares or units and other stock-based awards) and Cash Incentive Awards (as more fully described below). A person who has been granted an award under the Plan is referred to herein as a “Participant” in the Plan.

The Plan is not qualified under Section 401(a) of the Code, or, except for the deferred delivery of shares of Common Stock, subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

On March 31, 2017, the last reported sale price of our Common Stock on the NASDAQ stock market was $82.89 per share.

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Purpose

The purpose of the Plan is to:

•	attract and retain persons who are eligible to participate in the Plan;

•	advance our interests and the interests of our stockholders by providing persons who are eligible to participate in the Plan, upon whose judgment, initiative and efforts we largely depend, with appropriate incentives to perform in a superior manner and achieve long-range goals; and

•	to further align the interests of Participants with those of our stockholders, and to thereby promote the growth and long-term financial interests of us and our subsidiaries and long-term stockholder return.

Restriction on Repricing

The Plan includes a restriction providing that, without stockholder approval or other than as a result of adjustments in connection with corporate transactions, we cannot decrease the exercise price of an Option or SAR after the date of grant or permit any Option or SAR to be surrendered to us as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. In addition, in no event may an Option or SAR granted under the Plan be surrendered to us in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current fair market value of a share of Common Stock.

New Plan Benefits

The future benefits or amounts that would be received under the Plan by executive officers, nonemployee directors and nonexecutive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the Plan had been in effect cannot be determined.

Description of Plan

Administration

The Plan is to be administered by a committee (the “Committee”) of not fewer than two directors (or a greater number if required for compliance with certain securities laws) who are independent for purposes of stock exchange listing requirements and are non-employee directors for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If an award is intended to constitute “performance-based compensation” for purposes of Section 162(m) of the Code, including Options and SARs, the Committee will consist solely of two or more outside directors within the meaning of Section 162(m) of the Code and applicable regulations. In the case of awards to non-employee directors, the Committee is the Board. Except as provided in the preceding sentence or as otherwise designated by the Board, the Compensation Committee of the Board will act as the Committee under the Plan. The Committee selects award recipients under the Plan who will thereby become Participants, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Committee also has the authority to conclusively interpret the Plan and to adopt rules and procedures relating to the Plan and awards made thereunder. Subject to stock exchange listing rules and applicable law, the Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it.

Eligibility

All officers, directors or other employees of us or a subsidiary and persons who are expected to become officers, employees, directors of us or a subsidiary including, in each case, directors who are not employees of us or any subsidiary (“Non-Employee Directors”), are eligible to receive awards under the Plan and thereby become Participants in the Plan. Awards to a person who is expected to become a service provider to us or a subsidiary cannot be effective prior to the date on which such person’s service begins. Incentive stock options (“ISOs”) may only be granted to employees of us and our corporate subsidiaries which satisfy certain Code requirements. Generally, a company is a subsidiary of us for Plan purposes for any period during which we (or a successor of us) owns, directly or indirectly, at least 50% of the voting or profits interests of such entity. Any other business venture in which we (or our successor) has a significant interest may also be a subsidiary of us for Plan purposes if such business venture is designated as such by the Committee.

As of March 31, 2017 there were approximately 1,045 employees and 10 Non-Employee Directors eligible to receive awards under the Plan.

Shares Available for Issuance Under the Plan; Limitations on Grants

Awards may be made under the Plan with respect to Common Stock currently authorized but unissued or, as permitted by applicable law, currently held or acquired by us as treasury shares, including shares of Common Stock purchased in the open market or in private transactions. At the discretion of the Committee, an award under the Plan may be settled in cash rather than Common Stock.

Substitute awards will not reduce the number of shares of Common Stock that may be issued under the Plan or that may be covered by awards granted to any one Participant during any period as described below. Generally, a “substitute award” is an award that is granted or shares of Common Stock issued by us in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by us or a subsidiary or with which we or a subsidiary combines.

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The maximum number of shares of Common Stock that may be delivered under the Plan is equal to 1,500,000 shares. To the extent that any shares of Common Stock covered by an award are not delivered to a Participant or beneficiary because the award is forfeited or canceled, or the shares of Common Stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to us (by either actual delivery or by attestation, including net exercise), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be considered delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Shares that are not considered delivered under the Plan will again be available for awards under the Plan.

The following additional individual limits apply to awards under the Plan:

•	the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries with respect to ISOs under the Plan will be equal to 1,500,000; provided that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules will apply to the limit on ISOs granted under the Plan;

•	in the case of Options and SARs that are intended to be “performance-based compensation”, the maximum number of shares of Common Stock that may be covered by such awards granted to any one Participant during any calendar year may not exceed 250,000 of Common Stock;

•	in the case of Full Value Awards that are intended to be “performance-based compensation”, the maximum number of shares of Common Stock that may be delivered pursuant to any such award granted to any one Participant during any calendar year, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 250,000 shares of Common Stock;

•	in the case of Cash Incentive Awards that are intended to be “performance-based compensation”, the maximum amount payable to any one Participant with respect to any performance period of twelve months (pro rated for performance periods of greater or lesser than 12 months) is $3,000,000; and

•	in no event will the dollar value of the award granted to any Non-Employee Director for any calendar year (determined as of the date of grant) exceed $750,000.

In the case of Full Value Awards and Cash Incentive Awards that are intended to be “performance-based compensation”, if the award is denominated in shares but an equivalent amount of cash is delivered (or vice versa), the foregoing limitations will be applied based on the methodology used by the Committee to convert shares of Common Stock to cash (or vice versa). If delivery of cash or shares of Common Stock is deferred until after the cash or shares of Common Stock are earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the cash or shares of Common Stock are earned will be disregarded.

In the event of a corporate transaction, including a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination or other corporate transaction, that affects the Common Stock such that the Committee determines that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of awards under the Plan, the Committee will make the following adjustments to awards in the manner that it determines to be equitable in its sole discretion:

•	adjustment of the number and kind of shares (or the amount of cash) which may be delivered under the Plan (including adjustments to the individual limitations described above);

•	adjustment of the number and kind of shares (and the amount of cash) subject to outstanding awards;

•	adjustment of the exercise price of outstanding Options and SARs; and

•	any other adjustments that the Committee determines to be equitable, which may include, without limitation,

	–	replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

	–	cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the shares of Common Stock subject to the Option or SAR at the time of the transaction over the exercise price.

Types of Awards

Options

The Committee may grant Options to purchase shares of Common Stock, which Options may be either ISOs or non-qualified stock options (“NQOs”). The exercise price of an Option must be no less than the fair market value of a share of Common Stock on the date the Option is granted. Options that are granted in replacement of awards that are assumed in business transactions may have an exercise price below fair market value at the time of replacement if the Committee determines that is appropriate to preserve the economic benefit of the award. ISOs may only be granted to employees of us or our permitted corporate subsidiaries and must satisfy other requirements of Section 422 of the Code. An Option that does not satisfy the requirements for an ISO will be treated as a NQO. Except for reductions approved by our stockholders or adjustments for corporate transactions, the exercise price of an Option may not be decreased after the date of grant nor may an Option be surrendered to us as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. In addition, except as approved by our stockholders, no Option granted under the Plan may be surrendered to us in consideration of a cash payment if, at the time of such surrender, the exercise price of the Option is greater than the then fair market value of a share of Common Stock. Options will be exercisable in accordance with the terms established by the Committee. The full

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exercise price of each share of Common Stock purchased upon the exercise of any Option must be paid at the time of exercise of the Option (except if the exercise price is payable through the use of a cashless exercise arrangement approved by the Committee, the exercise price may be paid as soon as practicable after exercise). Subject to applicable law, the exercise price of an Option may be payable in cash, shares of Common Stock (valued at fair market value as of the day of exercise and including net exercise), or a combination thereof. The Committee may also authorize a third party cashless exercise program.

The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on the shares of Common Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable, including conformity with our recoupment or clawback policies as in effect from time to time and compliance with restrictive covenants.

Except as provided by the Committee, an Option will expire on the earliest to occur of the following:

•	if the Participant has not accepted the award by such date, the 90th following the grant date;

•	if the Participant’s termination date occurs by reason of death or disability (as defined in the Plan), the one-year anniversary of such termination date;

•	if the Participant’s termination date, occurs for reasons other than death or disability and is not a termination by us or a subsidiary for cause, 90 days following such termination date; or

•	if the Participant’s termination date occurs by reason of termination by us or a subsidiary for cause, the termination date.

In any event, an Option will expire no later than the 10th anniversary of the date on which it is granted (or such shorter period required by the rules of any stock exchange on which the Common Stock is listed).

SARs

A SAR entitles the Participant to receive the amount (in cash or shares of Common Stock) by which the fair market value of a specified number of shares of Common Stock on the exercise date exceeds an exercise price established by the Committee, which exercise price may not be less than the fair market value of the shares of Common Stock at the time the SAR is granted. Generally, a SAR will be exercisable in accordance with the terms established by the Committee and SARs are generally subject to the same terms and restrictions as apply to Options as described above (except for matters, such as payment of the exercise price, which do not apply to SARs), including the prohibition on lowering of the exercise price, exchanges of the SAR for cash or other awards and the expiration date provisions.

Full Value Awards

A Full Value Award is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future (including restricted stock, RSUs, deferred stock units, performance stock and performance-based stock units). Such grants may be subject to such conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on awards that have not been earned or vested.

Cash Incentive Awards

A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

Special Vesting Rules for Full Value Awards

Except for awards granted (a) in lieu of other compensation, (ii) as a form of payment of earned performance awards or other incentive compensation, (iii) to new hires, or (iv) as retention awards outside the United States, if an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with us or a subsidiary, without achievement of performance targets or other performance objectives (whether or not related the award is intended to be “performance-based compensation”) being required as a condition of vesting, then the required period of service for full vesting will be not less than three years subject, to the extent provided by the Committee, to pro rated vesting over the course of the applicable vesting period and to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination). Awards to Non-Employee Directors are not subject to the foregoing restrictions.

Performance-Based Compensation

Performance awards granted to employees under the Plan that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance targets established by the Committee in accordance with the requirements of Section 162(m). The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, company performance, other group or individual performance, or division performance, and will be based on one or more of the following performance criteria:

•	earnings (e.g., earnings before income taxes, or “EBIT”; earnings before income taxes and amortization, or “EBITA”; earnings before interest, taxes, depreciation and amortization, or “EBITDA”, earnings per share, or “EPS”)

•	revenues

•	income (e.g., income from operations, net operating income, operating income, net income)

•	internal rate of return

•	total return to stockholders

•	financial return ratios (e.g., return on investment, or “ROI”; return on invested capital, or “ROIC”; return on equity, or “ROE”; return on assets, or “ROA”, cash flows, cash flow return on investment, free cash flow)

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•	market share

•	capital expenditures

•	reduction of indebtedness

•	cost improvement or containment

•	expense management

•	economic value added

•	stock price

•	profit

•	margin

•	operating expenses

•	implementation or completion of significant projects or processes

•	economic value created

•	cost targets, reductions and savings, productivity and efficiencies

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal and compliance matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other transactions, and budget comparisons

•	personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures, and the completion of other corporate transactions.

Where applicable, the performance targets based on performance criteria may be expressed in terms of attaining a specified level of the particular goal or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of us or a subsidiary, division or strategic business unit of us, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets based on performance criteria may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance criteria will be determined in accordance with generally accepted accounting principles or other objective standards established by the Committee that satisfy the requirements of Section 162(m) of the Code and will be subject to certification by the Committee (including, if applicable, in accordance with Section 162(m) of the Code) and the performance targets that are based upon the performance criteria may be based on adjusted performance criteria, which adjustments will be established and determined by the Committee in an objective manner as and to the extent permitted by Section 162(m) of the Code.

The Committee is not prohibited from granting Full Value Awards or Cash Incentive Awards under the Plan and we (the Committee or any subsidiary) may grant any Cash Incentive Awards outside of the Plan that are not intended to be “performance-based compensation”. Options and SARs granted under the Plan are assumed to constitute “performance-based compensation” provided that the requirements of Section 162(m) of the Code are met with respect thereto and provided that the Committee does not make a determination to the contrary.

Change in Control

Upon a Change of Control (as defined in the Plan), all outstanding awards will become fully vested and exercisable, and all restrictions on the shares underlying Full Value Awards will lapse.

Non-U.S. Employees

In order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws and customary business practices in other countries in which we or any of our subsidiaries operates or has employees, the Committee will have the power and authority to (i) determine which Participants employed outside the United States or subject to non-United States tax laws are eligible to participate in the Plan, (ii) modify the terms and conditions of awards granted to or held by such Participants, (iii) establish subplans, modify exercise procedures and other terms and procedures relating to awards granted or held by such Participants to the extent such actions may be necessary or advisable, and (iv) take such other actions as the Committee may deem necessary or appropriate so that the value and other benefits of an award to such a Participant, as affected by foreign tax laws and other applicable restrictions, will be comparable to the value of such an award to a Participant who is resident or employed in the United States. An award may be modified pursuant to these provisions in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose award is modified. These provisions not be applied to increase the share limitations of the Plan or to otherwise change any provision of the Plan that would otherwise require the approval of the our stockholders.

Other Plan Information

Generally, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution, and will not be subject to execution, attachment or similar process. To the extent that Participant who receives an award under the Plan has the right to exercise such award, the award may be exercised during the lifetime of the Participant only by the Participant. Options and SARs, however, may be transferred by an employee (i) if the transferee is a revocable trust that the employee established for estate planning reasons (in respect of which the employee is treated as the owner for federal income tax purposes); or (ii) the transferee is (A) the spouse of the employee or a child, step-child, grandchild, parent, sibling or child of a sibling of the employee (each an “eligible transferee”), (B) a custodian for an eligible transferee under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, or (C) a trust for the primary benefit of one or more eligible transferees; provided, however, that such transfers will be subject to any restrictions and requirements that the Committee considers appropriate (for example, the transferee’s written agreement to be bound by the terms of the Plan and the underlying award agreement). Awards may also be transferred

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pursuant to a qualified domestic relations order, and the Committee may also establish rules relating to transfers of awards under the Plan; provided, however, that in no event will an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under Section 422 of the Code.

All awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Common Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Common Stock that has been held by the Participant or Common Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

Unless otherwise specified by the Committee, (a) any awards under the Plan and any shares of Common Stock issued pursuant to the Plan will be subject to our compensation recovery, clawback, and recoupment policies as in effect from time to time, and (b) all of a Participant’s awards under the Plan will be forfeited in the event the Participant breaches the restrictive covenant provisions of any employment agreement or any restrictive covenant agreement (or the restrictive covenant provisions of any other plan of us or any subsidiary).

The Board may, at any time, amend, suspend or terminate the Plan, and the Board or the Committee may amend any award, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable). Adjustments relating to corporate reorganizations are not subject to the foregoing limitations. Our stockholders will be required to approve (1) any amendment that would materially increase the number of shares of Common Stock for which awards may be granted or that would increase the number of shares of Common Stock for which ISOs may be granted, (2) any amendment to the restrictions on repricing of Options and SARs, (3) any amendment to the individual limitations applicable to awards that are intended to constitute “performance-based compensation” for purposes of Section 162(m) of the Code or that apply to Non-Employee Directors, (4) any changes to the performance criteria to the extent applicable to awards intended to constitute “performance-based compensation” for purposes of Section 162(m) of the Code, and (5) any change for which such approval is required by law or the rules of any stock exchange on which the Common Stock is listed.

It is our intention that, to the extent that any provisions of this Plan or any awards granted hereunder are subject to Section 409A of the Code, the Plan and the awards comply with the requirements of Section 409A and that the Board will have the authority to amend the Plan as it deems necessary or desirable to conform to Section 409A. Notwithstanding the foregoing, we do not guarantee that awards under the Plan will comply with Section 409A of the Code and the Committee is under no obligation to make any changes to any award to cause such compliance.

U.S. Federal Income Tax Considerations

The discussion which follows is a summary, based on current law, of some significant U.S. federal income tax considerations relating to awards under the Plan. The following is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan.

NQOs

The grant of an NQO will not result in taxable income to the Participant. Generally, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price for those shares of Common Stock, and we will be entitled to a corresponding deduction.

The exercise of an NQO through the delivery of previously acquired Common Stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of Common Stock surrendered and the identical number of shares of Common Stock received under the Option. That number of shares of Common Stock will take the same basis and, for capital gains purposes, the same holding period as the shares of Common Stock that are given up. The value of the shares of Common Stock received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the Participant at the time of the exercise. The excess shares of Common Stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares of Common Stock determined at the time of exercise.

ISOs

The grant of an ISO will not result in taxable income to the Participant. The exercise of an ISO will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of us or a corporate subsidiary during the period beginning on the date of the grant of the Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

If the Participant does not sell or otherwise dispose of the shares of Common Stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares of Common Stock, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to us, at the time of the

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disposition of the shares of Common Stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of Common Stock over the exercise price. If the amount realized exceeds the value of the shares of Common Stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Common Stock.

The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares of Common Stock given up and the identical number of shares of Common Stock received under the Option. That number of shares of Common Stock will take the same basis and, for capital gain purposes, the same holding period as the shares of Common Stock that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares of Common Stock to receive ISO treatment. Common shares received in excess of the number of shares of Common Stock given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares of Common Stock received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares of Common Stock received from the exchange, it will be treated as a disqualifying disposition of the shares of Common Stock with the lowest basis.

SARs

A Participant generally will not realize any taxable income upon the grant of a SAR. Upon the exercise of the SAR, the Participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of Common Stock received by the Participant as a result of such exercise. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the Participant.

Full Value Awards

The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of Common Stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the Participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the Participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the Participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code, the Participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the Participant will be entitled to no deduction on account thereof. The Participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the Participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other Full Value Awards, such as restricted stock units or performance-based stock units, the Participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the Participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), Participants will generally recognize ordinary income when the award is paid or settled.

We generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the Participant.

Performance-Based Compensation

A tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the most highly compensated officers of a public corporation (not more than five). However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. To preserve the deduction, we have designed the Plan to enable awards thereunder to constitute “performance-based compensation” and not be counted toward the $1 million limit although we reserve the right to make awards under the Plan that do not constitute “performance-based compensation”.

Parachute Payments

Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control of us may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by us.

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Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2016 for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders:

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,579,925	$97.14	2,524,588
Equity compensation plans not approved by security holders(2)	3,645	49.74	–
TOTAL	5,583,570	$–	2,524,588
(1)	These plans consist of our 2014 Incentive Compensation Plan, 2011 Incentive Compensation Plan, 2008 Incentive Stock Plan, 2005 Incentive Stock Plan, and the ESPP.
(2)	The only plan in this category is our 2000 Non-statutory Stock Option Plan, which expired in February 2010. This plan authorized the granting of non-statutory stock options for 7,000,000 shares of our common stock to employees (but not to officers or directors).

Other Information

Approval of the Plan will require the affirmative vote of the holders of shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, with the result that shares that abstain from voting would count as votes against the Plan and broker non-votes would have no effect on the outcome.

The Board of Directors recommends that you vote FOR approval of the Plan (including, without limitation, the material terms of the Plan for purposes of Section 162(m) of the Code).

ITEM 7	Stockholder Proposal Entitled “Shareholder Proxy Access Reform”

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a beneficial owner of 50 shares of our common stock, has submitted the following resolution for consideration by stockholders:

Proposal 7—Shareholder Proxy Access Reform

Shareholders request that our board of directors take the steps necessary to enable at least 50 shareholders to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to make use of shareholder proxy access.

Even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria for a continuous 3-years at most companies examined by the Council of Institutional Investors. Additionally many of the largest investors of major companies are routinely passive investors who would be unlikely to be part of the proxy access shareholder aggregation process.

It is unlikely that the number of shareholders who participate in the aggregation process would reach an unwieldy number due to the rigorous rules our management adopted for a shareholder to qualify as one of the aggregation participants. Plus it is easy for our management to screen aggregating shareholders because management simply needs to find one item lacking from a list of typical proxy access requirements.

This proposal is more important to our company. GMI Analyst said the Stericycle board was entrenched - 4 directors had over 15 years of service, including the executive chairman with 23 years. This may impair the board’s ability to effectively oversee management. Our board also lacked an independent lead director, a position which could act to counterbalance such concerns.

Please vote to enhance shareholder value:

Shareholder Proxy Access Reform - Proposal 7

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The Company’s Statement in Opposition

Having already implemented proxy access consistent with market practices, including our stockholder group size limitation for purposes of proxy access, the Board of Directors believes that this proposal is unnecessary and is not in the best interests of our stockholders. Consequently, the Board recommends a vote “AGAINST” this proposal.

We have already taken action to provide stockholders with a form of proxy access that is consistent with prevailing market practices, including the limitation in the number of stockholders who may aggregate their shares to meet the stock ownership requirements in our form of proxy access. Our bylaws limit any such group to 20 stockholders. For the reasons discussed below, we believe that this limitation is reasonable and serves the best interest of the Company and our stockholders. The proxy access provisions adopted by the Board, in addition to our pre-existing governance structures and policies, protect the Company, best serve the interests of stockholders, and are consistent with market practice.

The Board has already adopted proxy access for the benefit of all stockholders.

In February 2016, the Company adopted an amendment and restatement of the Company’s bylaws to incorporate proxy access provisions, which the Company believes strikes the appropriate balance between providing stockholders with meaningful proxy access rights, on the one hand, and protecting the interests of all stockholders by mitigating the potential for misuse by stockholders whose interests are not aligned with the majority of its long-term stockholders, on the other hand.

Under the amendment and restatement of the bylaws adopted by the Board, any stockholder or group of up to 20 stockholders that beneficially owns 3% or more of the Company’s common stock continuously for at least three years is permitted to nominate candidates for election to the Board and to require the Company to list nominees along with the Board’s nominees in the Company’s proxy materials for an annual meeting of stockholders; provided that the stockholder (or group) and each nominee satisfy certain requirements specified in the bylaws. The eligible stockholder or group of stockholders may nominate director candidates constituting up to the greater of two or 20% of the Board seats under the proxy access provisions adopted by our Board.

The Board considered various potential formulations of proxy access, including variations in the stockholder group size limitation, taking into account the composition of our stockholders and the size, tenure and structure of our Board. Based upon the Board’s assessment of the relative advantages and disadvantages to the stockholders and the Company of the various proxy access formulations, the Board amended the bylaws to implement proxy access in the form it believes is most appropriate for the Company and its stockholders.

The limitation in group size of 20 stockholders in our form of proxy access is broadly consistent with market practice, widely endorsed among institutional shareholders and is consistent with the idea that proxy access should be available for those stockholders who have a sufficient financial stake in the Company to cause their interests to be aligned with the interests of the Company’s stockholders as a whole.

The Company’s bylaws permit groups of up to 20 stockholders to aggregate their shares to reach the required 3% ownership threshold (with a group of investment funds under common management and investment control counting as a single stockholder). A limit in group size of 20 stockholders is broadly consistent with market practice and is widely endorsed among institutional stockholders. Specifically, 91% of all companies that have adopted proxy access since January 1, 2015 include a limitation in group size identical to our limitation of 20 stockholders.

Allowing this limited number of holders to act as a group strengthens the principle that the Board believes is shared by most of the Company’s stockholders—the right to nominate a director using the Company’s proxy statement should be available only for those stockholders who individually or with a reasonable number of additional stockholders have a sufficient financial stake in the Company to cause their interests to be aligned with the interests of the Company’s stockholders as a whole. A reasonable limitation should be established to reduce the Company’s administrative burden and costs and help reduce the risk of abuse of proxy access rights by stockholders with special interests, including interests unrelated to long-term stockholder value.

In light of the Company’s belief that the proponent’s proposed stockholder group limitation of 50 stockholders may have a number of significant adverse consequences that increase the potential for costly disruption, and that its proxy access provisions are broadly consistent with current market practice, the Board does not believe that changing the Company’s stockholder group limitation of 50 is necessary or advisable at this time.

The Company’s existing corporate governance structures ensure that the Board is accountable to stockholders, and stockholders already have several avenues to influence and voice their opinions to the Board.

In considering the proxy access reform stockholder proposal, the Board encourages stockholders to consider proxy access in the context of other provisions already included in our amended and restated certificate of incorporation, bylaws and other practices and policies that promote engagement with our stockholders and accountability of management and the Board to our investors. In addition to the proxy access provisions already in our bylaws, these include:

•	Annual election of all directors;

•	Majority vote standard for the election of directors (plurality vote in contested elections);

•	Any stockholder may nominate directors pursuant to the Company’s advance notice provisions of the bylaws and solicit proxies for director nominees under federal proxy rules;

•	Any stockholder may submit proposals for consideration at the Company’s annual meeting and for inclusion in the Company’s proxy statement, subject to certain conditions and SEC rules;

•	Stockholders may submit nominations of director candidates for consideration by the Nominating and Governance Committee;

•	Each stockholder may express their views on our executive compensation program through our annual non-binding “say-on-pay” vote;

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•	All but two of our directors are independent under NASDAQ listing standards;

•	Our independent Lead Director position ensures that there are processes in place for robust and independent Board oversight;

•	There are no supermajority voting requirements in our amended and restated certificate of incorporation or bylaws;

•	There is no “poison pill;” and

•	Stockholders may communicate directly with the Board generally, the Chairman of the Board or Lead Director individually, and any committee of the Board as a group.

Finally, in regard to the composition and tenure of the Board and the proponent’s reference to entrenchment, the Company notes that five new independent directors have joined the Board since November 2012 and that two of its longer-serving members, Rod F. Dammeyer and William K. Hall, are retiring from the Board and not standing for reelection at this annual meeting.

For the foregoing reasons, the Board of Directors believes that the proposal is unnecessary and not in the best interests of our stockholders.

Accordingly, the Board of Directors recommends a vote “AGAINST” this proposal.

ITEM 8	Stockholder Proposal on the Vesting of Equity Awards Upon a Change in Control

The Teamsters General Fund of the International Brotherhood of Teamsters, 25 Louisiana Avenue, NW, Washington, DC 20001, a beneficial owner of 55 shares of our common stock, has submitted the following resolution for consideration by stockholders:

RESOLVED: The shareholders ask the Board of Directors of Stericycle Inc., to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the Board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2017 annual meeting.

SUPPORTING STATEMENT:

Stericycle Inc. (“Company”) allows senior executives full vesting of all unvested stock options upon a change of control. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a change in control at the end of fiscal year 2015 could have accelerated the vesting of $91.3 million worth of stock options to Company’s five senior executives, with the CEO, entitled to $38.9 million.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one-third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

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The Company’s Statement in Opposition

The Board of Directors believes that this proposal is unnecessary and is not in the best interests of our stockholders. Consequently, the Board of Directors recommends a vote “AGAINST” this proposal, for the reasons described below.

The stockholder proposal would result in a competitive disadvantage in attracting and retaining executives.

Due to the common practices among the companies with which we compete for executive talent, the proposed policy could jeopardize the objective of our compensation program to attract, retain, reward and incentivize exceptional, talented employees who will lead the Company in the successful execution of its strategy and maximize stockholder value.

Many of the companies with which we compete for executive talent are not restricted in their ability to attract and retain key executives through the use of change in control equity vesting triggers, and in fact, routinely provide for accelerated vesting of equity-based awards upon a change in control, either on a “single-trigger” or “double-trigger” basis. “Single-trigger” refers to the accelerated vesting of equity awards immediately upon a change in control. “Double-trigger” refers to the accelerated vesting of equity awards upon a change in control plus some other event, which is usually the termination of the executive within a certain time period. As the proponent notes, the Company allows senior executives full vesting of all unvested stock options upon a change of control.

The stockholder proposal could disrupt the alignment of interests between management and our stockholders.

One of the essential purposes of providing executives with equity-based awards is to align their interests with those of our stockholders. The Board believes that our practice of accelerating the vesting of equity awards in the event of a change in control serves to align the interests of our executive officers with those of our stockholders and will incentivize our executive officers to remain objective, avoid conflicts of interest and stay focused on executing a strategic change that could maximize stockholder value. Putting executives’ compensation at risk in the event of a change in control could create a conflict of interest if the Board believed a potential change in control transaction was in the best interests of our stockholders. As described under the heading “Compensation Discussion and Analysis” in this proxy statement, a significant percentage of each named executive officer’s long term compensation opportunity is in the form of stock options and restricted stock units, and at any time, our named executive officers’ unvested equity-based awards represent a significant portion of their total compensation. The proposal would eliminate our ability to provide reasonable assurance to our named executive officers that they can realize the full expected value of their equity-based awards in the event of a change in control.

In addition, we believe that our existing acceleration of vesting practice will motivate our employees, including our executive officers, to continue to work for us, even if they perceive that a change in control is imminent, which prevents the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change in control transaction that would benefit our stockholders. The risk of job loss, coupled with the loss of significant equity awards, may present an unnecessary distraction for our executive officers and could lead to our executive officers beginning to seek new employment while a change in control transaction is being negotiated or is pending. The Board believes that the proponent’s proposal, which would have us adopt a policy under which equity awards of executive officers would vest on an accelerated basis using a vague, pro rata formula, would frustrate our retention objectives in a change in control situation.

The stockholder proposal would result in undue restriction on the Compensation Committee’s structuring of executive compensation.

Our Board believes that stockholders’ interests are best served by recognizing that the Compensation Committee, comprised of independent, non-management directors, is in the best position to set the terms of executive compensation arrangements. Our stockholders have evidenced their overwhelming support of the Compensation’s Committee’s actions, with approximately 96% to 97% of shares present and entitled to vote casting advisory votes approving our Company’s executive compensation at the last five annual meetings of stockholders. The Board believes that the Company’s treatment of equity-based awards upon a change in control, as summarized under the heading “Compensation Discussion and Analysis” in this proxy statement, appropriately balances the interests of all parties and does not grant windfall awards.

The proponent’s proposal seeks to substitute the Compensation’s Committee’s ability to exercise its informed business judgment to determine whether, and on what conditions, the acceleration of vesting of equity awards is in our and our stockholders’ best interests with the proponent’s view that the amount of time an executive officer is employed represents the extent to which an equity award is “earned.”

The Compensation Committee should continue to retain the flexibility to design and administer competitive compensation programs that reflect market conditions. Permitting the Compensation Committee to accelerate vesting of equity awards can incentivize management to maximize stockholder value, further aligning the interests of management with our stockholders. Conversely, adopting the rigid policy advanced by the proponent would frustrate the purpose of the Compensation Committee and interfere with the objective of our compensation program.

Accordingly, the Board of Directors recommends a vote “AGAINST” this proposal.

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OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any other business to come before the Annual Meeting for consideration by our stockholders. If any other business should properly come before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of stock represented by the proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at our 2018 Annual Meeting of Stockholders, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by December 15, 2017. Stockholder proposals for inclusion in our proxy statement must comply with the rules of the SEC in order to be included and should be sent to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

In accordance with our bylaws, any stockholder who wishes to present a proposal from the floor for consideration at our 2018 Annual Meeting of Stockholders, without inclusion of such matters in our proxy materials, must submit proper notice to us no earlier than January 24, 2018 and no later than February 23, 2018.

Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the secretary of the Company no earlier than November 15, 2017, and no later than December 15, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the SEC. On the basis of a review of copies of these reports, we believe that all filing requirements for 2016 were satisfied in a timely manner.

ADDITIONAL INFORMATION

We will provide a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2016 without charge to each stockholder as of the record date who sends a written request to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. Copies of this proxy statement and our Form 10-K as filed with the SEC are available in .pdf format on our investor relations website, http://investors.stericycle.com. Copies of this proxy statement and our Form 10-K also may be accessed directly from the SEC’s website, www.sec.gov.

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EXHIBIT A	Amended and Restated Employee Stock Purchase Plan

Article 1	Purpose

The purpose of this plan is to encourage employees of Stericycle, Inc. (the “Company”) to continue in their employment, and to participate in the Company’s future, by allowing them to purchase shares of the Company’s common stock at a price below the market price of the stock. This plan is intended to be an employee stock purchase plan under Section 423 of the Internal Revenue Code.

Article 2	Definitions

Account means the bookkeeping account established for each Participant.

Board means the Company’s Board of Directors.

Closing Price means the last reported sales price of a share of Common Stock on the Nasdaq National Market.

Common Stock means the Company’s common stock, par value $.01 per share.

Company means Stericycle, Inc., a Delaware corporation.

Compensation means gross salary or wages.

Eligible Employee means, in respect of an Offering, (i) a full-time Employee who has completed six months’ employment as of the First Day of the Offering or (ii) a part-time Employee who customarily works more than 20 hours per week and who has completed six months’ employment as of the First Day of the Offering.

Employee means an employee of the Company or a U.S. Subsidiary. References to “employment” are to employment by the Company or a U.S. Subsidiary.

First Day means, in respect of an Offering, the first regular business day during the Offering.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended, and as it may be amended in the future.

Last Day means, in respect of an Offering, the last regular business day during the Offering.

Officer means (i) the Company’s President and Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer (ii) any Executive Vice President and (iii) any other person who is considered an “officer” of the Company for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

Offering means an offering of Common Stock pursuant to Options granted under this Plan.

Option means the right of a Participant to purchase shares of Common Stock in an Offering.

Option Grant Date means the First Day of an Offering.

Option Expiration Date means the Last Day of an Offering.

Option Price means, in respect of an Option, the price per share at which shares of Common Stock may be purchased pursuant to the exercise of the Option.

Option Shares means the shares of Common Stock issued upon the exercise of an Option.

Participant means an Eligible Employee who elects to participate in an Offering.

Plan means this plan, as it may be amended. The name of this Plan is the “Stericycle, Inc. Employee Stock Purchase Plan.”

Plan Administrator means the Board or the committee of the Board or the administrative committee of Officers of the Company to which the Board has delegated its authority to administer the Plan in accordance with Paragraph 5.1

U.S. Subsidiary means a “subsidiary corporation” as defined in Section 424(f) of the Internal Revenue Code (with the Company as the “employer corporation”) which is incorporated under the laws of Delaware or another American state or under the laws of the Commonwealth of Puerto Rico.

Article 3	Effective Date

This Plan became effective as of July 1, 2001, following approval by the Company’s stockholders at the Annual Meeting on May 15, 2001.

Article 4	Shares Available

The total number of Option Shares which may be issued under this Plan is 1,200,000 shares (subject to adjustment as provided in Paragraph 7.1).

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Article 5	Plan Administration

5.1	Plan Administrator

This Plan shall be administered by the Board. The Board may delegate its authority to administer the Plan (but not its power to amend, suspend or terminate this Plan) to a standing or other committee of the Board or to an administrative committee consisting of any two or more Officers.

5.2	Powers

Subject to and not inconsistent with the provisions of the Plan, the Plan Administrator shall have the authority, in its discretion, to determine the terms, conditions, restrictions and limitations applicable to each Offering, the Options granted pursuant to the Offering, and the Option Shares issued upon the exercise of those Options.

5.3	Interpretation

The Plan Administrator may interpret the Plan, adopt and revise policies, procedures and guidelines to administer the Plan, and make all determinations required for the Plan’s administration. The actions of the Plan Administrator shall be final and binding.

5.4	No Discrimination

All Eligible Employees shall have the same rights and privileges under the Plan with the exception that, as provided in Article 6, the number of shares of Common Stock that may be purchased under Options granted in any Offering may bear a uniform relationship to compensation. All policies, procedures and determinations in the administration of the Plan shall be applied uniformly and consistently to all persons in similar circumstances.

Article 6	Offerings

6.1	Offerings

Unless the Plan Administrator specifies otherwise (by providing for Offerings of a different frequency or length, or by canceling any Offering prior to the First Day of the Offering), there shall be two Offerings each calendar year. The first Offering shall be begin on January 1 and end on the following June 30 of each year, and the second Offering shall begin on July 1 and end on the following December 31.

6.2	Option Grant

Each Eligible Employee as of the First Day of any Offering who has elected to participate in the Offering shall be granted an Option as of the First Day of the Offering pursuant to the terms of the Offering. The Option shall be for a number of shares of Common Stock equal to the quotient obtained by dividing (i) the aggregate Compensation to be withheld and credited to the Participant’s Account during the Offering by (ii) the Option Price (as determined in accordance with Paragraph 6.5).

6.3	Participation

Each Eligible Employee (and each other Employee who will become and in fact becomes an Eligible Employee as of the First Day of the Offering) may participate in any Offering by completing an enrollment agreement in the manner and within the time prior to the First Day of the Offering that the Plan Administrator specifies.

6.4	Payroll Deductions

A Participant’s enrollment agreement shall specify the percentage of his or her Compensation during the Offering that the Participant elects to have withheld and credited to his or her Account for purposes of exercising the Participant’s Option. The Participant may specify any whole percentage of his or her Compensation not exceeding $5,000 during any Offering Period (appropriately increased or reduced in the case of any Offering Period longer or shorter than six months). Payroll deductions shall begin with the first regular payroll period ending on or after the First Day of the Offering and end with the last regular payroll period ending on or before the Last Day (or, if earlier, upon the termination of the Participant’s employment).

6.5	Option Price

The Option Price shall be equal to 85% of the Closing Price of a share of Common Stock on the Last Day of the Offering (or on the last trading day preceding the Last Day if it is not a trading day).

6.6	Option Exercise

Each Participant in an Offering shall be considered to have exercised his or her Option on the Last Day of the Offering so as to purchase the maximum whole number of Option Shares. The Option Shares issuable upon the Participant’s exercise shall be credited to his or her Account as of the Last Day and considered to be issued and outstanding shares. Fractional shares shall not be issued, and any amounts remaining credited to a Participant’s Account after the Participant’s exercise of his or her Option shall be added to the aggregate Compensation credited to the Participant’s Account during the next Offering in which he or she participates.

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6.7	Nontransferability of Options

No Participant in an Offering may sell, pledge, transfer or otherwise dispose of his or her Option under any circumstances.

6.8	Cancellation of Options

In the event that the employment of a Participant in an Offering terminates prior to the Last Day of the Offering for any reason (whether as a result of his or her resignation, death or otherwise), the Participant’s Option shall be cancelled as of the date of the Participant’s termination of employment. All Compensation credited to a Participant’s Account as of his or her termination shall be refunded without interest no later than 30 days after the Participant’s termination.

6.9	Election To Cease Participation

A Participant may elect to cease participation in an Offering effective at any time prior to the Last Day of the Offering and receive a refund of all Compensation credited to his or her Account; provided, however, that if an election to cease participation is received less than 30 days prior to the Last Day of an Offering (including an Offering ending on December 31, 2016), such election shall not be given effect for the then current Offering but shall instead be given effect for the next following Offering. The Participant’s election shall serve to cancel the Participant’s Option and terminate his or her participation in both the current Offering (or the next following Offering, if applicable pursuant to the preceding sentence) and all subsequent Offerings (subject, in the case of a subsequent Offering, to participation by re-enrollment pursuant to Paragraph 6.3). Subject to the foregoing provisions of this Section 6.9, an election to cease participation in an Offering shall be made in the manner and within the time prior to the Last Day of the Offering that the Plan Administrator specifies; provided, however, that no such election may be made effective retroactively.

6.10	Option Shares

A Participant shall possess all of the rights and privileges of a stockholder with respect to the Option Shares credited to his or her Account.

6.11	Account Balances

No interest shall accrue on any Compensation credited to a Participant’s Account. After the close of each Offering, a report shall be sent to each Participant (or made available to the Participant through his or her E*Trade account) stating the entries made to his or her Account, the number of Option Shares purchased, and the applicable Option Price.

6.12	Continuing Participation

A Participant’s enrollment agreement pursuant to Paragraph 6.3 shall remain in effect indefinitely (for both the Offering in respect of which it was initially filed and all subsequent Offerings) unless:

(a)	the Participant changes the percentage of Compensation that he or she elects to have withheld, with effect for the next Offering and all subsequent Offerings, in the manner and within the time prior to the First Day of the next Offering that the Plan Administrator specifies; or

(b)	the Participant elects to cease participation in the current Offering pursuant to Paragraph 6.9.

6.13	Limitations

Notwithstanding any other provision of this Plan:

(a)	No Option shall be granted to any Eligible Employee for a number of shares of Common Stock greater than the number of shares determined by dividing (i) $25,000 by (ii) the Closing Price of a share of Common Stock on the First Day of the Offering (or on the first trading day following the First Day if it is not a trading day), rounding the quotient down to the nearest whole share.

(b)	No Option shall be granted to any Eligible Employee that would permit his or her rights to purchase shares of Common Stock under this Plan and all other employee stock purchase plans of the Company or any Subsidiary to accrue at a rate exceeding $25,000 of the fair market value of such shares (determined at the time that the Option is granted) during any calendar year in which the Option is outstanding. Any Option granted under this Plan shall be deemed to be modified to the extent necessary in order to satisfy the requirements of this Paragraph 6.13(a) and Section 423(b)(8) of the Internal Revenue Code.

(c)	No Option shall be granted to any Eligible Employee if, immediately after the Option is granted, he or she would own (or would be deemed to own, applying the rules of Section 423(b)(3) of the Internal Revenue Code) stock possessing 5% or more of the voting power or value of all classes of stock of the Company or any Subsidiary.

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Article 7	Miscellaneous Provisions

7.1	Capitalization Adjustments

The aggregate number of shares of Common Stock for which Options may be granted under the Plan, the aggregate number of Option Shares in respect of each outstanding Option, and the exercise price of each outstanding Option may be adjusted by the Plan Administrator as it considers appropriate in the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations and the like. Adjustments under this Paragraph 7.1 shall be made in the Plan Administrator’s discretion, and its decisions shall be final and binding.

7.2	Amendment and Termination

The Board may amend, suspend or terminate this Plan at any time. The Company’s stockholders shall be required to approve any amendment that would increase the number of Option Shares which may be granted under this Plan. If this Plan is terminated, the provisions of this Plan shall continue to apply to Options granted and Option Shares issued prior to termination, and no amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Option without his or her consent.

7.3	No Right To Employment

Nothing in this Plan or in any Offering shall confer on any person the right to continue in the employ of the Company or a Subsidiary or limit the right of the Company or the Subsidiary to terminate his or her employment.

7.4	Notices

Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Plan Administrator at the Company’s principal office or to any other person at his or her address as it appears on the Company’s payroll or other records.

7.5	Severability

If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

7.6	Governing Law

This Plan shall be governed in accordance with the laws of the State of Illinois.

7.7	Other Countries

The Committee may adopt, amend and terminate one or more sub-plans to the Plan to permit employees in a country other than the United States to participate in the Plan on the terms described in the applicable sub-plan, in compliance with that country’s securities, tax and other laws.

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EXHIBIT B	Stericycle, Inc. 2017 Long-Term Incentive Plan

Section 1	Purpose

Stericycle, Inc. (the “Company”) has established the Stericycle, Inc. 2017 Long-Term Incentive Plan (the “Plan”) to (a) attract and retain employees, directors and other persons providing services to the Company and its Subsidiaries (as defined herein); (b) advance the interests of the Company and its stockholders by providing employees, directors and other persons providing services to the Company and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depend, with appropriate incentives to perform in a superior manner and achieve long-range goals, and (c) to further align the interests of Participants’ (as defined herein) with those of the Company’s stockholders, and to thereby promote the long-term financial interests of the Company and the Subsidiaries and long-term stockholder return.

Section 2	Definitions

(a)	Annual Incentive Plan means the Stericycle, Inc. Annual Incentive Plan, or a successor thereto.

(b)	Award means an Option, SAR, Full Value Award or Cash Incentive Award granted under the Plan.

(c)	Award Agreement means a written or electronic agreement between the Company and a Participant incorporating the terms of an Award to the Participant.

(d)	Board means the Company’s Board of Directors.

(e)	Cash Incentive Award means an Award described in subsection 7.1(b).

(f)	Cause means the termination of employment or other services for (i) gross negligence, (ii) personal dishonesty, (iii) incompetence, (iv) willful misconduct, (v) any breach of fiduciary duty involving personal profit, (vi) intentional failure to perform stated duties, (vii) the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), (viii) the material breach of an employment agreement or any restrictive covenant agreement (or the restrictive covenant provisions of any other plan of the Company or any Subsidiary); or (ix) a material violation of a material written policy of the Company or any Subsidiary, violation of which would be grounds for immediate dismissal under applicable Company or Subsidiary policy.

(g)	Change of Control means the first to occur of the following:

(i) any Person directly or indirectly acquires or otherwise becomes entitled to vote Common Stock having 51% or more of the voting power in elections for directors (other than pursuant to a transaction described in clause (iii)(z)); or

(ii) there shall have been a change in the composition of the Board within a 24-month period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 24-month period together with the directors who were previously so approved (either by a specific vote of approval or by approval of the Company’s proxy statement in which such individual was named as a nominee for election as a director); or

(iii) the consummation of a merger or consolidation of the Company with any other corporation or other entity other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five (75%) of the total voting power of the securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, (y) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than fifty percent (50%) of the total voting power of the Company’s then outstanding securities, or (z)(1) a merger or consolidation as a result of which the Company becomes a direct or indirect wholly-owned subsidiary of a holding company, and (2)(A) the direct or indirect holders of the voting securities of such holding company immediately following the transaction are substantially the same as the holders of the Company’s voting securities immediately prior to the transaction, or (B) immediately following the transaction no Person (other than a holding company satisfying the requirements of this clause (iii)(z)) is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting securities of such holding company; or

(iv) the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 75% of the voting power in elections for directors; or

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(v)	the stockholders of the Company approve a plan of complete liquidation of the Company.

As used in this definition, a “Person” means any “person” as that term is used in Sections 13(d) and 14(d) of the Exchange Act, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, in the case of any individual who is eligible to participate in the Executive Plan, the definition of “Change in Control” for purposes of the Plan and Awards issued hereunder shall be the same as the definition of Change in Control as set forth in the Executive Plan.

(h)	Code means the Internal Revenue Code of 1986, as amended.

(i)	Committee is defined in subsection 3.1.

(j)	Common Stock means the Company’s common stock, par value $.01 per share.

(k)	Company means Stericycle, Inc., a Delaware corporation.

(l)	Disability means that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Whether an individual has a “Disability” shall be determined in a manner that is consistent with Code Section 22(e)(3).

(m)	Effective Date is defined in subsection 9.1.

(n)	Eligible Person means any officer, director or other employee of the Company or a Subsidiary, individuals who are expected to become officers, employees, directors of the Company or a Subsidiary, Non-Employee Directors and individuals who are expected to become Non-Employee Directors (but effective no earlier than the date on which the individual begins to provide services to the Company or a Subsidiary).

(o)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(p)	Executive Plan means the Stericycle, Inc. Executive Severance and Change in Control Plan.

(q)	Exercise Price is defined in subsection 6.3.

(r)	Expiration Date is defined in subsection 6.9.

(s)	Fair Market Value means, as of any date, the value of a share of Common Stock determined in accordance with the following rules:

(i)	If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the last reported sales price of a share of Common Stock on such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)	If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

(iii)	If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

(t)	Full Value Award means an Award described in subsection 7.1(a).

(u)	Grant Date means, in respect of grants under the Annual Incentive Plan (or any grant to a Non-Employee Director), the date that the Committee grants the Award or any later date that the Committee specifies as the effective date of the Award. In the case of grants to employees other than grants under the Annual Incentive Plan, the first business day of the month following the employee’s date of hire.

(v)	ISO means an incentive stock option described in Code Section 422.

(w)	Non-Employee Director means a director of the Company who is not an employee of the Company or any Subsidiary.

(x)	NQSO means an Option that is not intended to be an ISO.

(y)	Option means an Award pursuant to Section 6 that entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee. An Option may be an ISO or a NQSO.

(z)	Participant is defined in Section 5.

(aa)	Performance-Based Compensation has the meaning set forth in subsection 7.4.

(bb)	Performance Criteria means one or more of the following criteria:

•	earnings (e.g., earnings before income taxes, or “EBIT”; earnings before income taxes and amortization, or “EBITA”; earnings before interest, taxes, depreciation and amortization, or “EBITDA”, earnings per share, or “EPS”),

•	revenues

•	income (e.g. income from operations, net operating income, operating income, net income)

•	internal rate of return

•	total return to stockholders

•	financial return ratios (e.g., return on investment, or “ROI”; return on invested capital, or “ROIC”; return on equity, or “ROE”; return on assets, or “ROA”, cash flows, cash flow return on investment, free cash flow)

•	market share

•	capital expenditures

•	reduction of indebtedness

•	cost improvement or containment

•	expense management

•	economic value added

•	stock price

•	profit

•	margin

•	operating expenses

•	implementation or completion of significant projects or processes

•	economic value created

•	cost targets, reductions and savings, productivity and efficiencies

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•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal and compliance matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other transactions, and budget comparisons

•	personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures, and the completion of other corporate transactions.

Where applicable, the performance targets based on Performance Criteria may be expressed in terms of attaining a specified level of the particular goal or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets based on Performance Criteria may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Criteria shall be determined in accordance with generally accepted accounting principles or other objective standards established by the Committee that satisfy the requirements of Code Section 162(m) and shall be subject to certification by the Committee (including, if applicable, in accordance with Code Section 162(m)) and the performance targets that are based upon the Performance Criteria may be based on adjusted Performance Criteria, which adjustments shall be established and determined by the Committee in an objective manner as and to the extent permitted by Code Section 162(m).

(cc)	Plan means this Stericycle, Inc. 2017 Long-Term Incentive Plan, as the same may be amended from time to time.

(dd)	SAR or stock appreciation right means an Award pursuant to Section 6 that entitles the Participant to receive, in cash or in shares of Common Stock (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

(ee)	Subsidiary means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee; provided, however, that except for options and SARs designated as intended to be subject to Code Section 409A, options and SARs shall not be granted to employees or directors of Subsidiaries unless the ownership of the Subsidiary satisfies Treas. Reg. § 1.409A-1(b)(5)(iii). For purposes of applying the Plan to an ISO, the term “Subsidiary” means a subsidiary determined in accordance with Code Section 424(f).

(ff)	Substitute Award means an Award granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of subsection 6.8.

(gg)	Termination Date means, in the case of an employee, the date on which he or she ceases to be an employee of the Company and its Subsidiaries and, in the case of a Non-Employee Director, the date on which the Non-Employee Director’s service as a Non-Employee Director ceases, in any case regardless of the reason for the termination; provided that a “Termination Date” shall not be considered to have occurred (i) during the period in which the reason for the cessation of services is a leave of absence approved by the Company or a Subsidiary which was the recipient of the Participant’s services or (ii) in the case of a transfer of employment from the Company to a Subsidiary or from a Subsidiary to the Company. In the case of an employee who ceases to be an employee and immediately becomes a Non-Employee Director, the Termination Date shall not occur until the date on which the individual’s service as a Non-Employee Director terminates and, in the case of a Non-Employee Director who ceases to be a Non-Employee Director and immediately becomes an employee, the date on which the individual’s service as an employee terminates. In any event, with respect to any Award that is subject to Code Section 409A, the term “Termination Date” means a “separation from service” within the meaning of Code Section 409A.

Section 3	Administration

3.1	Committee. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 3. Unless the Board designates a different committee, the Compensation Committee of the Board of Directors shall serve as the Committee (as long as all of the members of the Compensation Committee otherwise qualify under this subsection 3.1). So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under

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the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of Code Section 162(m) and applicable regulations. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Non-Employee Directors, the Committee shall be the Board.

3.2	Authority. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to (i) select Eligible Persons who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of shares of Common Stock covered by the Awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of Awards, (v) modify the terms of, cancel or suspend Awards, (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective individual, the individual’s present and potential contribution to the Company’s or a Subsidiary’s success and such other factors as the Committee deems relevant.

(b)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

Awards under the Plan need not be uniform in respect of different Eligible Persons, whether or not similarly situated. The Committee may consider such factors as it deems relevant in selecting Eligible Persons for Awards and in determining their Awards.

3.3	Procedures. The members of the Committee shall elect a chairman, and the Committee shall meet as necessary at the call of the chairman or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee at a meeting at which a quorum is present shall be taken by majority vote. A member of the Committee may participate in any meeting of the Committee by a conference telephone call or other means that enable all persons participating in the meeting to hear one another, and participation in this manner shall constitute his or her presence in person at the meeting. The Committee also may act by the unanimous written consent of its members.

3.4	Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

3.5	Information to be Furnished to Committee. The Company and the Subsidiaries shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and the Subsidiaries as to an Eligible Person’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.

3.6	Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Subsidiary. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

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Section 4	Common Stock Reserved and Limitations

4.1	Shares Reserved Under the Plan. The shares of Common Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

(b)	Subject to the following provisions of this subsection 4.1 and the provisions of subsection 4.2, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,500,000. For purposes of applying the limitations of this subsection 4.1(b), each share of Common Stock delivered pursuant to an Award shall be counted as covering one share of Common Stock, and shall reduce the number of shares of Common Stock available for delivery under this subsection 4.1(b) by one share.

(c)	Substitute Awards shall not reduce the number of shares of Common Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to subsection 4.1(h).

(d)	Except as expressly provided by the terms of this Plan, the issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e)	To the extent provided by the Plan, an Award Agreement or other governing arrangement under the Plan, any Award may be settled in cash rather than Common Stock. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(f)	If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation, including net exercise), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(g)	Subject to the terms and conditions of the Plan, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries with respect to ISOs under the Plan shall be 1,500,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(h)	Subject to subsection 4.2, the following additional maximums are imposed under the Plan:

(i)	The maximum number of shares of Common Stock that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 6 (relating to Options and SARs) shall be 250,000 shares if such awards are intended to constitute Performance-Based Compensation. For purposes of this subsection 4.1(h), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this subsection 4.1(h). For purposes of the Plan, it will be assumed that the grant of any Option or SAR is intended to constitute Performance-Based Compensation unless the Committee specified otherwise.

(ii)	For Full Value Awards that are intended to be Performance-Based Compensation, no more than 250,000 shares of Common Stock may be subject to such Awards granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable).

(iii)	For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any twelve (12) month performance period shall equal $3,000,000 (pro rated for performance periods that are greater or lesser than twelve (12) months).

(iv)	In no event shall the dollar value of the Award granted to any Non-Employee Director for any calendar year (determined as of the date of grant) exceed $750,000.

If an Award is denominated in Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the limits of this subsection 4.1(h) shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash. If the Awards are denominated in cash but an equivalent amount of stock is delivered in lieu of delivery of cash, the limits of this subsection 4.1(h) shall be applied based on the methodology used by the Committee to convert the amount of cash into shares of Common Stock. If delivery of Common Stock or cash is deferred until after the Common

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Stock or cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Common Stock or cash is earned shall be disregarded.

4.2	Capitalization Adjustments. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.1); (b) adjust the number and kind of shares subject to outstanding Awards; (c) adjust the Exercise Price of outstanding Options and SARs; and (d) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or SAR at the time of the transaction over the exercise price).

Section 5	Participation

For purposes of the Plan, a “Participant” is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Subsidiaries.

Section 6	Options and SARs

6.1	Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 6 and shall determine the number of shares of Common Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividends or dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

6.2	Limits on ISOs. If the Committee grants ISOs, then to the extent that the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries) exceeds $100,000, such Options shall be treated as NQSOs to the extent required by Code Section 422. Any Option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a NQSO.

6.3	Exercise Price. The “Exercise Price” of each Option or SAR granted under this Section 6 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on such date). Notwithstanding the foregoing, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary that are assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Common Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award.

6.4	Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a)	The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of stock ownership guidelines by the Participant.

(b)	No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the Expiration Date thereof.

6.5	Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

(a)	Subject to the following provisions of this subsection 6.5, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid

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at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection 6.5(c), payment may be made as soon as practicable after the exercise).

(b)	The Exercise Price shall be payable in cash or by tendering (including by way of a net exercise), by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

(c)	The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

6.6	Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Common Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies, compliance with restrictive covenants and such other factors as the Committee determines to be appropriate.

6.7	Tandem Grants of Options and SARS. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Common Stock at the time of such grant.

6.8	No Repricing. Except for either adjustments pursuant to subsection 4.2 (relating to capitalization adjustments), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or a Full Value Award. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.

6.9	Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee:

(a)	if the Participant has not accepted the Award by such date, the ninetieth (90th) day following the Grant Date;

(b)	if the Participant’s Termination Date occurs by reason of death or Disability, the first anniversary of the Termination Date;

(c)	if the Participant’s Termination Date occurs for any reason other than death, Disability, or Cause, the ninetieth (90th) day after the Termination Date; or

(d)	if the Participant’s Termination Date occurs for reasons of Cause, the Termination Date.

Section 7	Full Value Awards and Cash Incentive Awards

7.1	Definitions.

(a)	A “Full Value Award” is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance shares and performance-based restricted stock units). Such grants may in consideration of a Participant’s previously performed services or surrender of other compensation that may be due, contingent on the achievement of performance or other objectives (including completion of service) during a specified period subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives, and/ or may be subject such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Such grants may be made under other arrangements that are treated as subplans of the Plan and, in such case, shall be treated as granted as the grant of an Award under the Plan. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on performance-based awards that have not been earned based on the performance criteria established.

(b)	A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is

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contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

7.2	Terms and Conditions. The Committee shall determine the time or times at which each Full Value Award or Cash Incentive Award becomes vested or earned and all other terms and conditions of a Full Value Award or Cash Incentive Award. Except as provided by the Committee or as required for the Award to constitute Performance-Based Compensation (if applicable), each Full Value Award held by an employee of the Company or a Subsidiary shall become fully vested as of his or her Termination Date if the employee’s termination of employment occurs by reason of his or her death or Disability.

7.3	Restrictions on Full Value Awards. Except for Full Value Awards that are granted (i) in lieu of other compensation, (ii) as a form of payment of earned performance awards or other incentive compensation, (iii) to new hires, or (iv) as retention awards outside the United States, if the right to become vested in a Full Value Award granted to an employee is conditioned on the completion of a specified period of service with the Company and the Subsidiaries, without achievement of performance targets or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, then the required period of service for full vesting of the Full Value Award shall be not less than three years, subject to pro rated vesting over the applicable minimum service period and to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination). Awards to Non-Employee Directors are not subject to this subsection 7.3.

7.4	Performance-Based Compensation. The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as “Performance-Based Compensation” within the meaning of Code Section 162(m) and regulations thereunder. To the extent required by Code Section 162(m), any Full Value Award designated as Performance-Based Compensation shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(a)	The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than ninety (90) days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. Where applicable, the performance targets based on Performance Criteria may be expressed in terms of attaining a specified level of the particular goal or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

(b)	A Participant otherwise entitled to receive a Full Value Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined and certified that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 7.4(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)	If a Participant’s employment terminates because of death or disability, or if a Change of Control occurs prior to the Participant’s Termination Date, the Participant’s Full Value Award may, to the extent provided by the Committee, become vested without regard to whether the Award would be Performance-Based Compensation.

Nothing in this subsection 7.4 shall preclude the Committee from granting Full Value Awards under the Plan that are not intended to be Performance-Based Compensation. To the extent that the provisions of this subsection 7.4 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

Section 8	Change of Control

Except as provided by the Committee, upon a Change of Control, all outstanding Awards shall become fully vested and exercisable, and all restrictions on the shares underlying Full Value Awards shall lapse.

Section 9	Miscellaneous Provisions

9.1	Effective Date, Duration and Effect on Prior Awards. This Plan shall be effective as of March 31, 2017 provided that it is approved by the Company’s stockholders as of such date (which date shall be referred to as the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the Effective Date. Awards granted under any prior plans, whether before or after the Effective Date, shall be subject to the terms and conditions of the applicable prior plan.

9.2	Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement which shall be subject to and incorporate the terms of the Plan. Except as otherwise expressly provided in the Award Agreement, an Award shall

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be automatically forfeited on the ninetieth day following the Grant Date if, as of such ninetieth day, it has not been accepted by the Participant in accordance with procedures established by the Committee.

9.3	Liability for Cash Payments. Subject to the provisions of this Section 9, each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

9.4	Tax Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Common Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Common Stock that has been held by the Participant or Common Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

9.5	Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Awards under the Plan may be transferred in accordance with the following:

(a)	Options and SARs may be transferred by an employee (i) if the transferee is a revocable trust that the employee established for estate planning reasons (in respect of which the employee is treated as the owner for federal income tax purposes); or (ii) the transferee is (A) the spouse of the employee or a child, step-child, grandchild, parent, sibling or child of a sibling of the employee (each an “eligible transferee”), (B) a custodian for an eligible transferee under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act or (C) a trust for the primary benefit of one or more eligible transferees; provided, however, that transfers pursuant to this clause (ii) shall be subject to any restrictions and requirements that the Committee considers appropriate (for example, the transferee’s written agreement to be bound by the terms of the Plan and the underlying Award Agreement).

(b)	Pursuant to the terms of a qualified domestic relations order.

(c)	To the extent permitted by the Committee or as set forth in the Award Agreement.

In no event shall an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under Code Section 422.

9.6	Limitation of Implied Rights. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Subsidiary. Nothing contained in the Plan shall constitute a guarantee by the Company or any Subsidiary that the assets of such companies shall be sufficient to pay any benefits to any person.

The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of such rights and shares of Common Stock are registered in his or her name.

9.7	Limit on Distribution. Distribution of Common Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)	In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)	To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Stock, the transfer of such Common Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed.

9.8	Recoupment/Forfeiture. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, unless otherwise specified by the Committee, (a) any awards under the Plan and any shares of Common Stock issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time, and (b) all of a Participant’s Awards under the Plan shall be forfeited in the event the Participant breaches the restrictive covenant provisions of any employment agreement or any restrictive covenant agreement (or the restrictive covenant provisions of any other plan of the Company or any Subsidiary).

9.9	Notices. Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Committee at the Company’s principal office or to any other person at his or her address as it appears on the Company’s payroll or other records. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

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9.10	Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

9.11	Foreign Jurisdictions. Notwithstanding any other provisions of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws and customary business practices in other countries in which the Company or any Subsidiary operates or has employees, the Committee shall have the power and authority to (i) determine which Participants employed outside the United States or subject to non-United States tax laws are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to or held by such Participants, (iii) establish subplans, modify exercise procedures and other terms and procedures relating to Awards granted or held by such Participants to the extent such actions may be necessary or advisable, and (iv) take such other actions as the Committee may deem necessary or appropriate so that the value and other benefits of an Award to such a Participant, as affected by foreign tax laws and other applicable restrictions, shall be comparable to the value of such an Award to a Participant who is resident or employed in the United States. An Award may be modified under this subsection 9.11 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. The foregoing provisions of this subsection 9.11 shall not be applied to increase the share limitations of subsection 4.1 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s stockholders.

9.12	Severability. If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

9.13	Governing Law. This Plan and all Award Agreements shall be governed in accordance with the laws of the State of Illinois; provided, however that, Delaware law shall apply to the extent applicable to the issuance of Common Stock or other corporate law matters.

9.14	Action by the Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors or governing body or by action of one or more members of the board or governing body (including a committee of the board or governing body) who are duly authorized to act for the board or, in the case of any Subsidiary that is a partnership, by action of its general partner or a person or persons authorized by the general partner, or (except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed) by a duly authorized officer of the Company.

9.15	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

9.16	Amendment and Termination. The Board may, at any time, amend, suspend or terminate the Plan, and the Board or the Committee may amend any Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); provided, however, that adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this subsection 9.16. Notwithstanding the foregoing, the Company’s stockholders shall be required to approve (a) any amendment that would materially increase the number of shares of Common Stock for which Awards may be granted or that would increase the number of shares of Common Stock for which ISOs may be granted, (b) any amendment to subsection 6.8 (relating to Option and SAR repricing), (c) any amendment to the limitations set forth in subsection 4.1(h), (d) any changes to the Performance Criteria to the extent applicable to Awards intended to constitute Performance-Based Compensation, and (e) any change for which such approval is required by law or the rules of any stock exchange on which the Common Stock is listed. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

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STERICYCLE, INC.
28161 NORTH KEITH DRIVE
LAKE FOREST, IL 60045

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 23, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E27165-P92904 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STERICYCLE, INC.

The Board of Directors recommends you vote FOR all nominees for director, FOR Items 2, 4, 5 and 6, AGAINST Items 7 and 8, and ONE YEAR on Item 3.

	For	Against	Abstain
1. Election of Directors			
1a. Mark C. Miller	☐	☐	☐
1b. Jack W. Schuler	☐	☐	☐
1c. Charles A. Alutto	☐	☐	☐
1d. Brian P. Anderson	☐	☐	☐
1e. Lynn D. Bleil	☐	☐	☐
1f. Thomas D. Brown	☐	☐	☐
1g. Thomas F. Chen	☐	☐	☐
1h. Robert S. Murley	☐	☐	☐
1i. John Patience	☐	☐	☐
1j. Mike S. Zafirovski	☐	☐	☐
2. Advisory vote to approve executive compensation	☐	☐	☐

For address changes, mark here. ☐
(see reverse for instructions)

NOTE: This proxy will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

E27166-P92904

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I or we hereby appoint each of Jack W. Schuler and John Patience (the "proxies") as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of common stock, par value $.01 per share, of Stericycle, Inc. (the "Company") held of record by me or us on March 31, 2017 at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 24, 2017 at 2:00 p.m. Central Daylight Time, at the Hilton Garden Inn Chicago O'Hare, 2930 South River Road, Des Plaines, Illinois 60018, and at any adjournment of the Annual Meeting.

If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company's Board of Directors, i.e., FOR each of the 10 nominees for election as a director (Item 1), FOR the advisory vote to approve executive compensation (Item 2), ONE YEAR as the frequency of the advisory vote to approve executive compensation (Item 3), FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017 (Item 4), FOR the approval of an amendment to the Company's Employee Stock Purchase Plan increasing the number of shares available for issuance (Item 5), FOR the approval of the Stericycle, Inc. 2017 Long-Term Incentive Plan (Item 6), AGAINST the stockholder proposal entitled "Shareholder Proxy Access Reform" (Item 7) and AGAINST the stockholder proposal on the vesting of equity awards upon a change in control (Item 8). This Proxy will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address changes/comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark the corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)

V.1.1